UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CAESARS ENTERTAINMENT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CAESARS ENTERTAINMENT®

2021 Proxy Statement

Notice of 2021 Annual Meeting of Shareholders

TO BE HELD ON JUNE 15, 2021

Our Code of Commitment: This is our public pledge to our guests, Team Members, communities, business partners and all those we reach through our business.
PEOPLE: We commit to supporting the wellbeing of all our Team Members, guests and local communities.
PLANET: We commit to taking care of the world we all call home.
PLAY: We commit to creating memorable experiences for our guests and leading the industry as a responsible business, including responsible gaming practices.

April 28, 2021

DEAR FELLOW SHAREHOLDER,

I am pleased to invite you to our 2021 Annual Meeting of Shareholders, which will be held on Tuesday, June 15, 2021 at 9:00 a.m. Pacific Time.

Our annual meeting will be a “virtual meeting” of shareholders, which will be conducted exclusively online via audio webcast. You will be able to attend the virtual annual meeting of shareholders online by visiting http://www.virtualshareholdermeeting.com/CZR2021. You also will be able to vote your shares electronically at the virtual annual meeting.

Utilizing the latest technology allows us to provide expanded access, improved communication and cost savings for our shareholders and the company. We believe that hosting a virtual meeting will enable greater shareholder attendance and participation from any location around the world, particularly given the extenuating circumstances of the COVID-19 pandemic. Importantly, the virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting.

Details regarding how to attend the meeting online and the business to be conducted at the virtual annual meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

At the Annual Meeting, there will be a brief report on the current status of our business.

As permitted by the Securities and Exchange Commission, we are furnishing to shareholders our Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report primarily over the internet. On or about April 28, 2021, we will mail to each of our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the internet, and how to access the Proxy Card to vote on the internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the notice, then you will not receive a paper copy of the proxy materials unless you request one.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the Notice of Annual Meeting and Proxy Statement, please complete, sign and date your proxy ballot, and return it in the envelope provided.

On behalf of the officers and directors of Caesars Entertainment, Inc., I thank you for your interest in the company and hope that you will be able to attend our Annual Meeting. Thank you very much for your continued support.

Yours Truly,

Gary L. Carano

Executive Chairman, Board of Directors

2021 PROXY STATEMENT        1

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Caesars Entertainment, Inc. will be held virtually and can be accessed online at http://www.virtualshareholdermeeting.com/CZR2021 on Tuesday, June 15, 2021 at 9:00 a.m. Pacific Time, for the following purposes:

1.

To elect the nine (9) director nominees to our Board of Directors, each to serve as directors until the 2022 annual meeting of shareholders, or until the earlier of their resignation or until their respective successors shall have been duly elected and qualified;

2.	To hold an advisory vote to approve the compensation of the Company’s named executive officers;

3.	To hold an advisory vote on the frequency of future advisory votes to approve compensation of the Company’s named executive officers;

4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021;

5.	To approve and adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock; and

6.	To approve and adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation to authorize the issuance of preferred stock.

Shareholders entitled to notice of, and to vote at, the Annual Meeting will be determined as of the close of business on April 16, 2021, the record date fixed by the Board of Directors for such purposes. A list of these shareholders is available at our corporate offices and will be available at the Annual Meeting.

The accompanying proxy materials include instructions on how to participate in the Annual Meeting and how to vote your shares of the Company’s stock by attending the virtual meeting by audio webcast. You will need to enter the 16-digit control number received with your Proxy or Notice of Internet Availability of Proxy Materials to vote during the meeting.

By order of the Board of Directors

Edmund L. Quatmann, Jr., Secretary

April 28, 2021

Please sign the enclosed proxy and return it promptly in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on June 15, 2021: Our Proxy Statement and Fiscal Year 2020 Annual Report to Shareholders are available at http://www.proxyvote.com. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. YOU MAY VOTE YOUR SHARES ELECTRONICALLY VIA THE INTERNET, BY TELEPHONE, BY MAIL, OR DURING THE VIRTUAL ANNUAL MEETING. THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYVOTE.COM. PLEASE CAREFULLY REVIEW THE PROXY MATERIALS AND FOLLOW THE INSTRUCTIONS ON THE PROXY CARD TO VOTE.

2        CAESARS ENTERTAINMENT®

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS	2

PROPOSAL 1 - ELECTION OF DIRECTORS	7

CORPORATE GOVERNANCE AND BOARD MATTERS	9
Board Composition and Nomination Process	9
Board Structure and Responsibilities	16
Board Accountability and Processes	24

PROPOSAL 2 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	25

PROPOSAL 3 - ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	26

EXECUTIVE COMPENSATION	27
Executive Officers	27
Compensation Discussion and Analysis	28

OUR COMPENSATION PROGRAMS	32
Overview	32

ELEMENTS OF EXECUTIVE COMPENSATION AND BENEFITS FOR 2020	33

PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	54

AUDIT-RELATED MATTERS	55
Audit Committee Report	55
Policy on Audit Committee Pre-Approval	56
Fees Paid to Auditors	56
Independent Registered Public Accounting Firm’s Independence	57

PROPOSAL 5 - APPROVAL AND ADOPTION OF AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK	58

PROPOSAL 6 - APPROVAL AND ADOPTION OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFCATE OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF PREFERED STOCK	60

OTHER INFORMATION	62
Other Business	62
Notice Regarding Abandoned Property Law of New York State	62
Certain Relationships and Related Party Transactions	62
Where to Find Additional Information	66

2021 PROXY STATEMENT        3

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Caesars Entertainment, Inc. (referred to herein as “we”, “us” or “the Company”) for use at the Annual Meeting of Shareholders to be held on June 15, 2021.

As permitted by the Securities and Exchange Commission, we are furnishing to shareholders our Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report primarily over the internet. On or about April 28, 2021 we will mail to each of our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the internet, and how to access the Proxy Card to vote on the internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the notice, then you will not receive a paper copy of the proxy materials unless you request one.

A copy of our annual report with financial statements for the year ended December 31, 2020 is enclosed. This Proxy Statement and form of proxy are to be first sent to shareholders on or about the date stated on the accompanying Notice of Annual Meeting of Shareholders.

ABOUT CAESARS ENTERTAINMENT, INC.

On July 20, 2020, the Company (f/k/a Eldorado Resorts, Inc. (“ERI”)) acquired Caesars Entertainment Corporation and its subsidiaries (“Former Caesars”) pursuant to a merger of a wholly owned subsidiary of ERI with and into Former Caesars, with Former Caesars surviving as a wholly-owned subsidiary of the Company (the “Merger”). ERI changed its name to Caesars Entertainment, Inc. and changed its ticker symbol on the NASDAQ Stock Market from “ERI” to “CZR”. As a result of this historic and transformative business combination, the Company is the largest casino-entertainment company in the U.S., and one of the world’s most diversified casino-entertainment providers across the U.S., boasting many of the world’s most prestigious gaming brands, including Caesars Palace®, Harrah’s®, Horseshoe®, and Eldorado®, among many others. The Company offers diversified amenities and one-of-a-kind destination, with a focus on building loyalty and value with its guests through a unique combination of impeccable service, operational excellence and technology leadership.

PURPOSE OF THE MEETING

PROPOSAL 1

To Elect the Nine (9) Director Nominees to Our Board of Directors, Each to Serve as Directors Until the 2022 Annual Meeting of Shareholders, or Until the Earlier of their Resignation or Until their Respective Successors Have Been Duly Elected and Qualified.

  The Board recommends that shareholders vote FOR each nominee

The Board has nominated all nine (9) directors, Gary L. Carano, Bonnie S. Biumi, Jan Jones Blackhurst, Frank J. Fahrenkopf, Don R. Kornstein, Courtney R. Mather, Michael E. Pegram, Thomas R. Reeg, and David P. Tomick to be elected to serve a one-year term until the annual meeting of shareholders in 2022 or until such director’s respective successor is duly elected and qualified or until such director’s death, resignation or removal.

• Nominees bring extensive expertise and relevant skills to drive the Company’s success

• Slate promotes diversity of viewpoints arising out of diverse experience, age and gender

4        CAESARS ENTERTAINMENT®

PROPOSAL 2

To Approve, on an Advisory, Non-binding Basis, Named Executive Officer Compensation.

   The Board recommends that shareholders vote FOR the approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement, on an advisory, non-binding basis

We are providing shareholders with the opportunity to cast an advisory, non-binding vote on the compensation of our named executive officers as disclosed in this proxy statement, in accordance with Section 14A of the Exchange Act.

PROPOSAL 3

To Approve, on an Advisory, Non-binding Basis, the Frequency of Future Advisory Votes to Approve Executive Compensation.

   The Board recommends that shareholders vote FOR the option of “Every Year” as the preferred frequency for future advisory votes to approve compensation of the Company’s named executive officers

Section 14A of the Exchange Act requires us to submit a non-binding, advisory vote, commonly known as a “say-on-frequency” proposal, to shareholders at least once every six years to determine whether non-binding, advisory votes to approve the compensation of our named executive officers, like Proposal 2, should be held every year, every two years or every three years. Unless the Board determines otherwise, the next say-on-frequency vote will occur at the annual meeting held in 2027.

PROPOSAL 4

To Ratify the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2021.

   The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021

Shareholders may vote to ratify the reappointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021.

PROPOSAL 5

To Approve and Adopt an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Increase the Authorized Number of Shares of Common Stock to 500,000,000.

   The Board recommends that shareholders vote FOR the approval and adoption of the Amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock to 500,000,000.

Shareholders may vote to approve and adopt the Amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 300,000,000 to 500,000,000.

• On April 8, 2021, the Board unanimously voted to approve and adopt the amendment.

2021 PROXY STATEMENT        5

PROPOSAL 6

Approval and Adoption of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Authorize the Issuance of 150,000,000 shares of Preferred Stock.

   The Board recommends that shareholders vote FOR the approval and adoption of the Amendment to the Company’s Amended and Restated Certificate of Incorporation to authorize the issuance of preferred stock

Shareholders may vote to approve and adopt the Amendment to the Company’s Amended and Restated Certificate of Incorporation to authorize the issuance of 150,000,000 shares of preferred stock.

• On April 8, 2021, the Board unanimously voted to approve and adopt the amendment.

6        CAESARS ENTERTAINMENT®

PROPOSAL 1 — ELECTION OF DIRECTORS

PROPOSAL 1

At the Annual Meeting, shareholders are being asked to elect nine (9) directors, each of whom will serve until the next annual meeting of shareholders or until his or her successor has been elected and qualified, or until his or her earlier resignation or removal. Directors will be elected by the affirmative vote of the holders of a plurality of the shares represented in person or by proxy at the meeting. Shareholders may not vote their shares cumulatively in the election of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Any shareholder submitting a proxy has the right to withhold authority to vote for an individual nominee by writing that nominee’s name in the space provided on the proxy. Shares represented by all proxies received by us and not marked to withhold authority to vote for any individual director or for all directors will be voted FOR the election of all of the nominees named below. If for any reason any nominee is unable to accept the nomination or to serve as a director, an event not currently anticipated, the persons named as proxies reserve the right to exercise their discretionary authority to nominate someone else or to reduce the number of management nominees to such extent as the persons named as proxies may deem advisable.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED BELOW FOR THEIR ELECTION AS DIRECTORS.
Gary L. Carano Executive Chairman of the Board Director since September 2014

Bonnie S. Biumi Audit Committee Director since May 2017

Jan Jones Blackhurst Corporate Social Responsibility Committee (Chair), Nominating and Corporate Governance Committee Director since July 2020

Frank J. Fahrenkopf Nominating and Corporate Governance Committee (Chair) Director since September 2014

Don R. Kornstein Vice Chairman Compensation Committee (Chair), Corporate Social Responsibility Committee, and Nominating and Corporate Governance Committee Director since July 2020

2021 PROXY STATEMENT        7

PROPOSAL 1 - ELECTION OF DIRECTORS

Courtney R. Mather Compensation Committee, Audit Committee, and Corporate Social Responsibility Committee Director since July 2020

Michael E. Pegram Compensation Committee Director since September 2014

Thomas R. Reeg Chief Executive Officer Director since September 2014

David P. Tomick Lead Independent Director Audit Committee (Chair), Nominating and Corporate Governance Committee Director since September 2014

8        CAESARS ENTERTAINMENT®

CORPORATE GOVERNANCE AND BOARD MATTERS

BOARD COMPOSITION AND NOMINATION PROCESS

OUR BOARD OF DIRECTORS

During 2020 and prior to the Merger, our Board consisted of Gary L. Carano, Bonnie S. Biumi, Frank J. Fahrenkopf, James B. Hawkins, Gregory J. Kozicz, Michael E. Pegram, Thomas R. Reeg, David P. Tomick and Roger P. Wagner. Pursuant to the Merger Agreement, upon the closing of the Merger, the size of the Board was expanded from nine to eleven members and, immediately following the Merger, Messrs. Hawkins, Kozicz and Wagner resigned as a member of the Board, and Keith Cozza, Janis Jones Blackhurst, Don R. Kornstein, Courtney R. Mather and James Nelson, each of whom was an incumbent member of the board of directors of Former Caesars, became a member of the Board. Mr. Cozza resigned from the Board on July 24, 2020 and Mr. Nelson resigned from the Board on October 23, 2020. The size of the Board has been reduced to nine members. As of the date of this Proxy Statement, our Board consists of the following nine members: Gary L. Carano, Bonnie S. Biumi, Jan Jones Blackhurst, Frank J. Fahrenkopf, Don R. Kornstein, Courtney R. Mather, Michael E. Pegram, Thomas R. Reeg and David P. Tomick.

Below is information as of April 12, 2021 concerning the business experience and qualifications of each of our director nominees whose term, if elected, will expire at the 2022 annual meeting.

DIRECTOR NOMINEES

Gary L. Carano, Director and Executive Chairman

Age: 69 Director Since: September 2014 Committees: None

Mr. Carano has been Chairman of our Board of Directors since September 2014 and was our Chief Executive Officer from September 2014 until December 31, 2018, when he became Executive Chairman of our Board of Directors. Previously, Mr. Carano served as President and Chief Operating Officer of Eldorado Resorts LLC from 2004 to September 2014, and as President and Chief Operating Officer of Eldorado HoldCo LLC from 2009 to September 2014. Mr. Carano served as the General Manager and Chief Executive Officer of the Silver Legacy Resort Casino from its opening in 1995 to September 2014. Mr. Carano serves on the board of directors of Recreational Enterprises, Inc., a less than 5% shareholder of the Company. Mr. Carano has served on a number of charitable boards and foundations in the state of Nevada. In May 2012, Silver Legacy filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Nevada. Silver Legacy emerged from its Chapter 11 reorganization proceedings in November 2012. Mr. Gary L. Carano is Mr. Anthony L. Carano’s father.

QUALIFICATIONS: Extensive experience in the gaming and hospitality industry and deep familiarity with the business of the Company.

2021 PROXY STATEMENT        9

CORPORATE GOVERNANCE AND BOARD MATTERS

Bonnie S. Biumi, Director

Age: 59 Director Since: May 2017 Committees: Audit Committee

Ms. Biumi was a director of Isle of Capri from October 2012 until May 1, 2017, at which time she was appointed to the board of directors of ERI in accordance with the provisions of the merger agreement with Isle of Capri. Ms. Biumi was President and Chief Financial Officer from 2007 to 2012 of Kerzner International Resorts, a developer, owner and operator of destination resorts, casinos and hotels. Previously, she held senior level financial positions at NCL Corporation, Ltd., Royal Caribbean Cruises, Ltd., Neff Corporation, Peoples Telephone Company, Inc. and Price Waterhouse. Ms. Biumi was a member of the board of directors of Home Properties, Inc., a publicly-traded company, from October 2013 to October 2015, and she is currently a member of the board of directors of Retail Properties of America, Inc., a publicly-traded company, where she serves as chair of the audit committee and chair of the compensation committee. She is a Certified Public Accountant.

QUALIFICATIONS

Ms. Biumi brings to the Board important perspectives with respect to leadership, financial and risk management and has extensive experience in corporate finance and accounting, investor relations, capital and strategic planning, mergers and acquisitions, as well as service on the boards of other public companies.

Jan Jones Blackhurst, Director

Age: 72 Director Since: July 2020 Committees: Corporate Social Responsibility Committee (Chair), Nominating and Corporate Governance Committee

Ms. Jones Blackhurst served as a director of Former Caesars from October 2019 until the Merger in July 2020, at which time she joined the Board. Ms. Jones Blackhurst served as Executive Vice President, Public Policy and Corporate Responsibility of Former Caesars from May 2017 through September 2019. Ms. Jones Blackhurst also served as Executive Vice President of Communications and Government Relations of Former Caesars from November 2011 until May 2017 and as Senior Vice President of Communications and Government Relations of Former Caesars from November 1999 to November 2011. Ms. Jones Blackhurst has over 20 years of experience in the gaming industry and has played a key role in innovating responsible gaming programs that are now used throughout the industry. Ms. Jones Blackhurst serves as the Chairwoman of the Public Education Foundation and as Chief Executive-In-Residence of the UNLV International Gaming Institute. Since February 2021, Ms. Jones Blackhurst has served as a director of Gaming & Hospitality Acquisition Corp. Prior to joining Former Caesars, Ms. Jones Blackhurst served two terms as Mayor of Las Vegas, from 1991 until 1999.

QUALIFICATIONS

Ms. Blackhurst brings to the Board significant experience in corporate social responsibility matters, including specifically within the gaming industry, including policies on responsible gaming, as well as government relations experience.

10        CAESARS ENTERTAINMENT®

CORPORATE GOVERNANCE AND BOARD MATTERS

Frank J. Fahrenkopf, Director
Age: 81 Director Since: September 2014 Committees: Nominating and Corporate Governance Committee (Chair)

Mr. Fahrenkopf has served on the Board since 2014. He served as President and Chief Executive Officer of the American Gaming Association (“AGA”), an organization that represents the commercial casino-entertainment industry by addressing federal legislation and regulatory issues, from 1995 until June 2013. At the AGA, Mr. Fahrenkopf was the national advocate for the commercial casino industry and was responsible for positioning the AGA to address regulatory, political and educational issues affecting the gaming industry. Mr. Fahrenkopf is currently co-chairman of the Commission on Presidential Debates, which he founded and which conducts debates among presidential candidates. He serves as a board member of the International Republican Institute, which he founded. He also founded the National Endowment for Democracy, where he served as Vice Chairman and a board member from 1983 to 1992. Mr. Fahrenkopf served as chairman of the Republican National Committee from 1983 to 1989. Prior to his role at AGA, Mr. Fahrenkopf was a partner at Hogan & Hartson, where he regularly represented clients before the Nevada gaming regulatory authorities. Mr. Fahrenkopf served as the first Chairman of the American Bar Association Committee on Gaming Law and was a founding Trustee and President of the International Association of Gaming Attorneys. Mr. Fahrenkopf also sits on the board of directors of 12 NYSE-listed public companies: First Republic Bank, Gabelli Equity Trust, Inc., Gabelli Utility Trust, Gabelli Global Multimedia Trust, Gabelli Dividend and Income Trust, Gabelli Gold and Natural Resources, Gabelli Small & Midcap Value Fund, Gabelli Goanywhere Trust, Gabelli Natural Resources, Gold & Income Trust, Gabelli NextShares Trust, Bankcroft Fund, and Ellsworth Growth & Income Trust.

QUALIFICATIONS

Mr. Fahrenkopf has been selected to serve as a director because of his extensive knowledge of gaming regulatory matters, his relevant legal experience and his experience as a director of many public companies.

Don R. Kornstein, Director and Vice Chairman
Age: 69 Director Since: July 2020 Committees: Compensation Committee (Chair) Nominating & Corporate Governance Committee Corporate Social Responsibility Committee

Mr. Kornstein served as a director of Former Caesars from October 2017 until the Merger in July 2020, at which time he joined the Board and was appointed as Vice Chairman. Since November 2020, Mr. Kornstein has also served as Chairman of the Board of Directors of Caesars Entertainment UK Limited. Mr. Kornstein founded and has served as the managing member of the strategic, management and financial consulting firm Alpine Advisors LLC, an advisory firm engaged in the business of mergers and acquisitions and capital raising for entrepreneurs and companies. During his tenure, Mr. Kornstein also served as Chairman of the Transaction Committee and the Strategy & Finance Committee. Mr. Kornstein served on the Board of Directors of Caesars Acquisition Company from January 2014 until the merger with the Caesars Entertainment Corporation. He previously served as a non-executive Director on the Board of Gala Coral Group, Ltd., a diversified gaming company based in the United Kingdom, from June 2010 until its merger with Ladbrokes PLC in November 2016. He has served as Chairman of the Board of Directors of Affinity Gaming, Inc., a casino gaming company, from March 2010 until January 2014, and Chief Restructuring Officer and Chairman of the Board of Directors of Bally Total Fitness Corporation. Mr. Kornstein has also served as a member of the Boards of Directors of Circuit City Stores, Inc., Cash Systems, Inc., Shuffle Master, Inc. and Varsity Brands, Inc. Mr. Kornstein served as Chief Executive Officer, President and Director of Jackpot Enterprises, Inc., which was a NYSE listed gaming company until its sale, and was an investment banker and Senior Managing Director of Bear, Stearns & Co. Inc.

QUALIFICATIONS

Mr. Kornstein brings to the Board his extensive experience in the gaming and entertainment industry, experience as a chairman and officer, financial expertise, practical experience relating to evaluation and execution of strategic alternatives, and experience serving on several boards of directors.

2021 PROXY STATEMENT        11

CORPORATE GOVERNANCE AND BOARD MATTERS

Courtney R. Mather, Director
Age: 44 Director Since: July 2020 Committees: Compensation Committee Audit Committee Corporate Social Responsibility Committee

Mr. Mather served as a director of Former Caesars from March 2019 until the Merger in July 2020, at which time he joined the Board. Mr. Mather served as Portfolio Manager of Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds, from December 2016 to March 2020, and was previously Managing Director of Icahn Capital LP from April 2014 to November 2016. Prior to joining Icahn Capital LP, Mr. Mather was at Goldman Sachs & Co. from 1998 to 2012, most recently as Managing Director responsible for Private Distressed Trading and Investing, where he focused on identifying and analyzing investment opportunities for both Goldman Sachs and clients. Mr. Mather has served as a director of Newell Brands Inc., a manufacturer and marketer of a broad range of consumer products, since March 2018. Mr. Mather was previously a director of: Cheniere Energy Inc. from May 2018 to February 2021; Conduent Inc. from December 2016 to February 2021; Herc Holdings Inc. from June 2016 to August 2019; Ferrous Resources Limited from June 2015 to July 2019; Freeport-McMoRan Inc. from October 2015 to March 2019; Federal-Mogul Holdings Corporation from May 2015 to January 2017; Viskase Companies Inc. from June 2015 to March 2016; American Railcar Industries Inc. from July 2014 to March 2016; CVR Refining LP from May 2014 to March 2016; and CVR Energy Inc. from May 2014 to March 2016. Mr. Mather holds the Chartered Alternative Investment Analyst, Chartered Financial Analyst, and Certified Financial Risk Manager professional designations.

QUALIFICATIONS

Mr. Mather brings to the Board his significant business and financial expertise and experience providing strategic advice and guidance to companies on matters such as risk management through his service as a director on various public company boards of directors.

Michael E. Pegram, Director
Age: 69 Director Since: September 2014 Committees: Compensation Committee

Mr. Pegram has served on the Board since September 2014. Mr. Pegram has been a partner in the Carson Valley Inn in Minden, Nevada since June 2009 and a partner in the Bodines Casino in Carson City, Nevada since January 2007. Mr. Pegram is the managing member of Gpeg which owns and operates five casinos in the Reno and Carson City area. Mr. Pegram has more than forty-five years of experience owning and operating twenty-five successful McDonald’s franchises. Mr. Pegram currently serves as a director of, and is the former Chairman of, the Thoroughbred Owners of California and has been the owner of a number of racehorses, including 1998 Kentucky Derby and Preakness Stakes winner, Real Quiet, 2010 Preakness Stakes winner, Lookin at Lucky, 1998 Breeders’ Cup Juvenile Fillies winner and 1999 Kentucky Oaks winner, Silverbulletday, 2001 Dubai World Cup winner, Captain Steve, and the 2007 and 2008 Breeders’ Cup Sprint winner, Midnight Lute. Additionally, Mr. Pegram has served as a director of Skagit State Bancorp since April 1997 till November 2018.

QUALIFICATIONS

Mr. Pegram has been selected to serve as a director because of his extensive experience in the horse racing industry and as an investor, business owner, and director of various casino operations.

12        CAESARS ENTERTAINMENT®

CORPORATE GOVERNANCE AND BOARD MATTERS

Thomas R. Reeg, Chief Executive Officer & Director

Age: 49 Director Since: September 2014 Committees: None

Mr. Reeg has served on our Board since September 2014, served as Chief Financial Officer from March 2016 to May 2019 and became our Chief Executive Officer in January 2019. Mr. Reeg served as our President from September 2014 until December 31, 2018. Mr. Reeg served as a member of the board of managers of Eldorado Resorts LLC from December 2007 to September 2014, as Senior Vice President of Strategic Development for Eldorado Resorts LLC from January 2011 to September 2014 and a member of the executive committee of Silver Legacy (which is the governing body of Silver Legacy) from August 2011 through August 2014. Mr. Reeg serves on the board of directors of Recreational Enterprises, Inc., a shareholder of the Company. From September 2005 to November 2010, Mr. Reeg was a Senior Managing Director and founding partner of Newport Global Advisors L.P., which was an indirect shareholder of ours. Mr. Reeg was a member of the board of managers of NGA HoldCo, LLC, which was a shareholder of ours, from 2007 through 2011 and served on the board of directors of Autocam Corporation from 2007 to 2010. From 2002 to 2005 Mr. Reeg was a Managing Director and portfolio manager at AIG Global Investment Group (“AIG”), where he was responsible for co-management of the high-yield mutual fund portfolios. Prior to his role at AIG, Mr. Reeg was a senior high-yield research analyst covering various sectors, including the casino, lodging and leisure sectors, at Bank One Capital Markets.

QUALIFICATIONS Mr. Reeg has been selected to serve as a director because of his extensive financial experience and his familiarity with the business of the Company.

David P. Tomick, Director and Lead Independent Director

Age: 69 Director Since: September 2014 Committees: Audit Committee (Chair) Nominating and Corporate Governance Committee

Mr. Tomick has served on the Board since September 2014. Mr. Tomick co-founded Securus, Inc., a company involved in the GPS monitoring and Personal Emergency Response business, and served as its Chief Financial Officer from 2008-2010 and as its Chairman from 2010 to March 2015. From 1997 to 2004, Mr. Tomick was Executive Vice President and Chief Financial Officer of SpectraSite, Inc., a NYSE-listed wireless tower company. Mr. Tomick was, from 1994 to 1997, the Chief Financial Officer of Masada Security, a company involved in the security monitoring business and, from 1988 to 1994, the Vice President-Finance of Falcon Cable TV, where he was responsible for debt management, mergers and acquisitions, equity origination and investor relations. Prior to 1988, he managed a team of corporate finance professionals focusing on the communications industry for The First National Bank of Chicago. Mr. Tomick currently serves on the board of directors of Gryppers, Inc., Autocam Medical and First Choice Packaging and has served on the board of the following organizations: Autocam Corporation, NuLink Digital and TransLoc, Inc.

QUALIFICATIONS

Mr. Tomick has been selected to serve as a director because of his financial and management expertise and his experience with respect to raising capital, mergers and acquisitions, corporate governance and investor relations.

SELECTION OF DIRECTORS

DIRECTOR NOMINATIONS

The Nominating and Corporate Governance Committee identifies and evaluates all director candidates in accordance with the director qualification standards described in the Nominating and Corporate Governance Committee Charter. In identifying candidates, the Nominating and Corporate Governance Committee has the authority to engage and terminate any third-party

2021 PROXY STATEMENT        13

CORPORATE GOVERNANCE AND BOARD MATTERS

search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm. The Nominating and Corporate Governance Committee evaluates any candidate’s qualifications to serve as a member of our Board based on the totality of the merits of the candidate and not based on minimum qualifications or attributes. In evaluating a candidate, the Nominating and Corporate Governance Committee takes into account the background and expertise of individual Board members as well as the background and expertise of our Board as a whole. In addition, the Nominating and Corporate Governance Committee evaluates a candidate’s independence and his or her background and relationships, and expertise in the context of our Board’s needs.

The Nominating and Corporate Governance Committee Charter requires that the Nominating and Corporate Governance Committee ascertain that each nominee has: (i) demonstrated business and industry experience that is relevant to us; (ii) the ability to meet the suitability requirements of all relevant regulatory agencies; (iii) freedom from potential conflicts of interest with us and independence from management with respect to independent director nominees; (iv) the ability to represent the interests of shareholders; (v) the ability to demonstrate a reasonable level of financial literacy; (vi) the availability to work with us and dedicate sufficient time and energy to his or her board duties; (vii) an established reputation for good character, honesty, integrity, prudent business skills, leadership abilities as well as moral and ethical bearing; and (viii) the ability to work constructively with our other directors and management. The Nominating and Corporate Governance Committee may also take into consideration whether a candidate’s background and skills meet any specific needs of the Board that the Nominating and Governance Committee has identified.

When considering whether the Board’s directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board focused primarily on the information discussed in each Board member’s biographical information set forth below under “Our Board of Directors.”

DIVERSITY AND INCLUSION

In recruiting and evaluating new director candidates, the Nominating and Corporate Governance Committee considers such factors as industry background, financial and business experience, public company experience, other relevant education and experience, general reputation, independence and diversity. The Nominating and Corporate Governance Committee considers gender and ethnic/racial diversity, because having diverse backgrounds and points of view benefits our Board and the Company. Searches for director candidates include persons who bring diversity with respect to self-identified characteristics such as gender, race, ethnicity and sexual orientation in the initial list of qualified candidates. We believe that each director contributes to the Board’s overall diversity by way of characteristics, and also by way of each director’s unique opinions, perspectives and personal and professional experiences and backgrounds.

SHAREHOLDER PROPOSALS FOR THE NEXT MEETING

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), proposals of shareholders intended for inclusion in the proxy statement for the Annual Meeting of Shareholders to be held in 2022 must be received at our executive offices not later than December 29, 2021. Proponents should submit their proposals by Certified Mail-Return Receipt Requested. Proposals received after that date will be deemed untimely.

To otherwise present a timely proposal or other business for consideration by our shareholders at the 2022 Annual Meeting of Shareholders, pursuant to our Bylaws (the “Bylaws”), a shareholder’s written notice must be delivered to or mailed and received at our principal executive offices no earlier than the close of business on February 12, 2022 nor later than the close of business on March 14, 2022, as required under the applicable provisions of our Bylaws. In addition, not less than sixty days prior to the date of the next meeting of shareholders called for the election of directors (“Election Meeting”), a shareholder who intends to make a nomination of a candidate for election as director of the Company at the Election Meeting shall, as required by our Bylaws, deliver to our Secretary a notice setting forth (a) the name, age, business address and the residence address of each nominee proposed in such notice, (b) the principal occupation or employment of such nominee, (c) the number of shares of our capital stock which are beneficially owned by each such nominee, and (d) such other information concerning each such nominee as would be required, under the rules of the SEC, in a proxy statement soliciting proxies for the election of such nominees. Such notice shall include a signed consent of each such nominee to serve as a director of the corporation, if elected. This notice requirement does not apply to shareholder proposals properly submitted for inclusion in our proxy statements in accordance

14        CAESARS ENTERTAINMENT®

CORPORATE GOVERNANCE AND BOARD MATTERS

with the rules of the Securities and Exchange Commission and shareholder nominations of director candidates which must comply with the Nominating and Corporate Governance Committee Charter described elsewhere in this Proxy Statement. Our Bylaws are posted on the Governance page of our website located at http://investor.caesars.com/corporate-governance.

DIRECTOR INDEPENDENCE

For a director to be considered independent, the director must meet the bright line independence standards under the listing standards of The NASDAQ Stock Market, Inc. (“NASDAQ”) and the Board must affirmatively determine that the director has no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board determines director independence based on an analysis of the independence requirements of the NASDAQ listing standards. In addition, the Board will consider all relevant facts and circumstances in making an independence determination.

Our Board has affirmatively determined that each current director, except Mr. Carano and Mr. Reeg, is independent under the NASDAQ listing standards. In addition, our former directors who served during 2020 prior to the Merger were also affirmatively determined to be independent. In determining the independence of directors, the Board considered all commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other business and personal relationships any director may have with us. Based on the NASDAQ listing standards, Mr. Carano and Mr. Reeg are not considered independent because of their current positions as executive officers of the Company. In determining that Mr. Pegram is independent, the Board considered the personal and business relationships that Mr. Pegram has had with the Carano family over the past 20 years. The Board affirmatively determined that such relationship would not interfere with Mr. Pegram’s ability to exercise independent judgment in carrying out his responsibilities as a director. In determining that Ms. Jones Blackhurst is independent, the Board considered Ms. Jones Blackhurst’s role as the Executive Vice President, Public Policy and Corporate Responsibility of Former Caesars from May 2017 through September 2019, and affirmatively determined that such relationship would not interfere with her ability to exercise independent judgment in carrying out her responsibilities as a director.

To effectively support its responsibilities, the Board currently has four (4) committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Corporate Social Responsibility Committee. Each committee is currently comprised solely of independent directors and during 2020 each of our standing committees was comprised solely of independent directors. The Company also has a Compliance Committee, which is discussed in more detail below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is, or during 2020 was, or has previously been, an officer or employee of us or our subsidiaries. During 2020, no member of the Compensation Committee had any direct or indirect material interest in a transaction or a business relationship with us that would require disclosure under the rules of the SEC relating to disclosure of related party transactions. In 2020, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our Board or the Compensation Committee.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers, and the persons who beneficially own more than ten percent of the shares of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to us. Based solely on the reports received by us and on the representations of the reporting persons, we believe that these persons have complied with all applicable filing requirements during the years ended December 31, 2020, except that, due to an administrative error, a Form 4 for Mr. Mather reporting one transaction was filed late.

2021 PROXY STATEMENT        15

CORPORATE GOVERNANCE AND BOARD MATTERS

BOARD STRUCTURE AND RESPONSIBILITIES

BOARD LEADERSHIP AND RISK OVERSIGHT

Mr. Gary L. Carano is Executive Chairman of the Board of Directors, Mr. Reeg is our Chief Executive Officer and Mr. Anthony L. Carano is our President and Chief Operating Officer. In these roles, Messrs. Reeg and Anthony L. Carano have general charge and management of our affairs, property and business, while Mr. Gary L. Carano provides independent oversight of senior management and Board matters and serves as a valuable bridge between our Board of Directors and our management. In addition, the Executive Chairman provides guidance to the Chief Executive Officer, sets the agenda of the Board of Directors in consultation with the Chief Executive Officer and Lead Independent Director and presides over meetings of shareholders and the Board.

Mr. Tomick is our Lead Independent Director. He has, in addition to the powers and authorities of any member of the Board of Directors, the power and authority to chair executive sessions and to work closely with the Executive Chairman in determining the appropriate schedule for the Board of Directors meetings. In his role as Lead Independent Director, Mr. Tomick serves as a liaison between the independent directors and Executive Chairman and Chief Executive Officer and leads the Board’s evaluation of the Executive Chairman and Chief Executive Officer. Mr. Tomick also is responsible for being available for consultation and direct communication with major shareholders and responding directly to shareholder questions, as appropriate. The Lead Independent Director position is at all times held by a director who is “independent” as defined in Nasdaq Rule 5605(a)(2).

The Board appointed Mr. Kornstein as Vice Chair effective as of the Merger. In his role as Vice Chair, Mr. Kornstein is tasked with providing an additional layer of independent leadership relating to Board matters, including presiding at all meetings of the Board when neither the Executive Chairman nor the Lead Independent Director is present, reviewing and approving meeting agendas and ensuring there is sufficient time to discuss all agenda items, approving the quality, quantity and timeliness of information sent to the Board, and playing an increased role in crisis management oversight, to the extent applicable. In addition to his Vice Chairman duties, and given his extensive industry experience, Mr. Kornstein provides management and the Board with valuable insight and guidance with respect to strategic matters. This includes being available to provide an enhanced level of input and evaluation with respect to strategic initiatives and other operational matters, as well as providing an independent perspective that is rooted in both industry and tactical business experience.

The Board believes that this leadership structure is appropriate at this time. Although the roles of Chief Executive Officer and Chairman of the Board are currently separate, the Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes it is in our best interests and the best interests of our shareholders to make that determination based on the position and direction of our Company and the composition of the Board. Maintaining a position of Lead Independent Director and an independent Vice Chair provides an extra layer of independent oversight, and we believe this structure facilitates independent oversight of management while fostering effective communication between our management and the Board.

In addition, as a publicly traded corporation registered with and licensed by multiple regulatory bodies and as required by the Mississippi Gaming Commission, Nevada Gaming Commission, and New Jersey Casino Control Commission, we maintain a Compliance Committee which implements and administers our Compliance Plan. The Compliance Committee’s duties include investigating key employees, vendors of goods and services, sources of financing, consultants, lobbyists and others who wish to do substantial business with us or our subsidiaries and making recommendations to our management concerning suitability. Our Compliance Committee currently includes independent directors Messrs. Fahrenkopf and Pegram, and non-director members A.J. “Bud” Hicks (who serves as the chairperson and an independent member of the Committee), Anthony L. Carano, Stephanie Lepori and Jeffrey Hendricks (who serves as the Compliance Officer). Mr. Edmund L. Quatmann, Jr. also serves as an ex-officio member of the Compliance Committee. The Compliance Committee held four meetings in 2020.

Our senior management is responsible for the day-to-day assessment and management of our risks, and our Board is responsible for oversight of our enterprise risk management in general. The risks facing us include risks associated with our financial condition, liquidity, cybersecurity and data privacy, operating performance, ability to meet our debt and master lease obligations and regulations applicable to our operations and compliance therewith. The Board’s oversight is primarily managed and coordinated through Board committees. Our Audit Committee oversees risk management with respect to our significant

16        CAESARS ENTERTAINMENT®

CORPORATE GOVERNANCE AND BOARD MATTERS

financial and accounting policies, as well as the effectiveness of management’s processes that monitor and manage other key business risks, and the Compliance Committee is responsible for overseeing risks associated with our gaming activities and regulatory compliance. The Board is responsible for reviewing our cybersecurity risk profile and is regularly updated (at least once a year) by the Company’s Senior Vice President of Technology (who also holds the title of Chief Information Security Officer) on the cybersecurity risks and threats facing the Company, which findings are reviewed and discussed by the Audit Committee. The Board is further briefed on actions and changes taken by management to mitigate the Company’s risk profile and provided with an overview of the cybersecurity strategy along with key cybersecurity initiatives, such as Team Member training and awareness building, and related matters. Additionally, the Compensation Committee oversees risks related to compensation policies. Our Corporate Social Responsibility Committee is responsible for managing risk associated with climate change, responsible gaming, staff and customer well-being, maintaining sustainable operations, diversity and inclusion throughout the organization. The Audit, Compensation, Corporate Social Responsibility Committee and Compliance Committees report their findings to the full Board. In addition, at its meetings, the Board discusses risks that we face, including those management has highlighted as the most relevant risks. Furthermore, the Board’s oversight of enterprise risk involves assessment of the risk inherent in our long-term strategies, as well as other matters brought to the attention of the Board. We believe that the structure and experience of our Board allows our directors to provide effective oversight of risk management. The Board recognizes that it is our responsibility and the responsibility of our management to identify and attempt to mitigate risks that could cause significant damage to our business or shareholder value.

EXECUTIVE SESSION AND ATTENDANCE

Our Corporate Governance Guidelines provide that the independent directors must meet at least twice annually in executive session and that independent directors will have the opportunity to convene in executive session at every meeting of the Board, in their discretion. Our independent directors met in executive sessions, without management present, at the majority of all regularly scheduled Board meeting during 2020.

During 2020, our Board held 14 meetings (seven meetings prior to the Merger and seven meetings following the Merger), and also acted by unanimous written consent 11 times during 2020. Each incumbent director attended at least 75% of the Board meetings and meetings of the committees of the Board on which such director served during 2020 and that were held during the period for which he or she served as a director or as member of such committee. In addition to Board and committee meetings, directors are encouraged to attend the Annual Meeting of Shareholders. Gary L. Carano attended our 2020 Annual Meeting of Shareholders.

BOARD OVERSIGHT

General. Our Board provides the ultimate oversight of the Company and oversees and advises members of management who are responsible for the day-to-day operations and management of the Company. The Board has developed a number of specific expectations of its directors, set forth in the Company’s Corporate Governance Guidelines, to promote the discharge of the Board’s responsibilities and the efficient conduct of the Board’s business.

Management Succession Planning. Our Board oversees the management continuity planning process and periodically reviews the Company’s succession plans and leadership development programs.

Code of Ethics. We have adopted a Code of Ethics and Business Conduct, which includes our Conflicts of Interest Policy, applicable to all directors and employees, including the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The code of ethics and business conduct is posted on our website, investor.caesars.com/corporate-governance under “Governance—Documents” and a printed copy will be delivered on request by writing to the Corporate Secretary at Caesars Entertainment, Inc. c/o Corporate Secretary, 100 West Liberty Street, 12th Floor, Reno, Nevada, 89501. We intend to satisfy the disclosure requirement regarding certain amendments to, or waivers from, provisions of our code of ethics and business conduct by posting such information on our website.

CORPORATE SOCIAL RESPONSIBILITY

Our Board and executive officers view Corporate Social Responsibility (“CSR”) as an integral element in the way we do business, in the belief that being a good corporate citizen helps protect the company against risk, contributes to improved performance and helps foster positive relationships with all those with whom we connect. The Board and our executive management are

2021 PROXY STATEMENT        17

CORPORATE GOVERNANCE AND BOARD MATTERS

committed to being an industry leader in CSR (which includes diversity, equity and inclusion, social impact, and environmental sustainability). In 2020, the Board and our leadership continued to engage with our CEO-level external CSR Advisory Board comprised of experts representing Environmental Social Governance (“ESG”), diversity, equity and inclusion (“DEI”), sustainability and social impact, and used their guidance to confirm our CSR priorities. These priorities are reflected in our eleventh annual CSR report, published in 2020 in accordance with Global Reporting Initiative Standards.

CSR Committee of the Board

Led by our newly-constituted Corporate Social Responsibility Committee, our Board oversees the Company’s corporate social responsibility initiatives.

Code of Commitment

The Company is committed to being a responsible corporate citizen and environmental steward through our CSR strategy, PEOPLE PLANET PLAY. This is reflected in our Code of Commitment which is our public pledge to our guests, Team Members, communities, business partners and all those we reach that we will honor the trust they have placed in us through ethical conduct and integrity. We commit to:

•	PEOPLE: Supporting the wellbeing of our Team Members, guests and local communities.

•	PLANET: Taking care of the world we all call home.

•	PLAY: Creating memorable experiences for our guests and leading responsible gaming practices in the industry.

PEOPLE PLANET PLAY Strategy

Our PEOPLE PLANET PLAY strategy defines how we meet the obligations of our Code of Commitment and is aligned with global priorities articulated by the United Nations as the Sustainable Development Goals. PEOPLE PLANET PLAY establishes multi-year targets in key areas of impact, including science-based greenhouse gas emissions-reduction, formally approved by the Science Based Targets Initiative (“SBTi”), aligning with global best practices on climate change action. We are reviewing our PEOPLE PLANET PLAY targets and expect to publish our targets after our first year as a combined entity.

Responsible Gaming

The Company maintains a responsible gaming (“RG”) program which serves as the standard bearer for the gaming industry. We train tens of thousands of Team Members each year and a cadre of RG Ambassadors throughout our properties to identify guests in need of assistance and provide support. The Company has contributed to the National Center for responsible gaming, the National Council on Problem Gaming and other state programs to help advance responsible practices in the gaming industry.

Environmental Stewardship

We take a proactive approach to environmental sustainability through our CodeGreen strategy, which was established by Former Caesars in 2007 and is being continued by the Company, consistently improving our performance across energy and greenhouse gas emissions efficiencies, reduction of water consumption and increasing waste diversion from landfills. The Company recognizes the impact climate change can play both on our business and the guests we serve. Identifying, assessing, and managing the risks and opportunities therefore plays a vital role in our long-term strategic thinking on climate and water, and how we approach our CSR goals. Between 2011 and 2019, Former Caesars reduced its absolute Scope 1 and 2 greenhouse gas (“GHG”) emissions by 19.7%. In 2019, Former Caesars further committed to mitigating its impact on climate change by updating previously approved science based targets to be in line with well below 2 degrees Celsius per SBTi: (i) reducing absolute Scope 1 and 2 GHG emissions by 35% by 2025, and 100% by 2050 from a 2011 base-year and (ii) having 60% of suppliers by spend institute science-based GHG reduction targets for their operations by 2023. In 2021, we expect to establish a new baseline in order to reaffirm our targets and goals as a combined company. The Company is pursuing renewable energy sources and low-carbon options, including on site solar developments. Our long-term goals include evaluating energy supply for each of our properties in pursuit of our SBTs.

We voluntarily participate in the CDP (formerly the Carbon Disclosure Project), an international nonprofit that drives sustainable economies and encourages sustainable operations. In 2020, the Company made the A List for climate and water security and earned a spot on the Supplier Engagement Leaderboard from CDP. Just 5% of companies assessed by CDP make A

18        CAESARS ENTERTAINMENT®

CORPORATE GOVERNANCE AND BOARD MATTERS

List and only 7% make the Supplier Engagement Leaderboard. We are committed to creating and investing in policies and procedures towards CSR efforts. In order to engage guests in our CSR efforts, we have branded our hotel rooms with our PEOPLE PLANET PLAY messaging, inviting guests to play a role by using water, air-conditioning and towels with the environment in mind. We promote sustainable sourcing of key food ingredients for our menus from sustainably managed farms and fisheries.

Community Investment

The Company contributes extensively to our local communities to help them develop and prosper, through funding community projects, employee volunteering and cash donations from the Caesars Foundation, a private foundation funded from our operating income. In 2020, the Caesars Foundation contributed $1.3 million to communities across the United States with an emphasis on COVID-19 pandemic relief at the local level through food and shelter insecurity, wellness and workforce development programs. The Foundation also continued to support significant national relationships that support diversity equity and inclusion.

The Corporate Social Responsibility Committee evaluates the emergent environmental, social and governance-related risks and the Company’s social and environmental goals (including diversity and inclusion efforts), including the policies and programs instrumental in achieving short- and long-term targets, presented at least annually by management. Our corporate social responsibility framework is branded under the theme PEOPLE, PLANET, PLAY. This approach unites all our properties and business activities behind a shared framework with a common language to more effectively support sustainable, ethical and profitable business growth. Our PEOPLE, PLANET, PLAY platform builds on many years of investment across all aspects of citizenship, including responsible gaming, diversity, equity and inclusion, community impact, environmental stewardship, human capital management, and human rights. We report transparently on our citizenship performance each year in line with Global Reporting Initiative Standards, the leading global sustainability reporting standard.

Diversity, Equity and Inclusion

We embrace diversity and aim to create an inclusive working environment that celebrates all our Team Members as individuals. Our DEI framework identifies five pillars of activity: advocacy, Team Members, suppliers, communities and guests for a holistic approach to embedding DEI in everything we do. We publish our DEI data in our annual CSR report (described above). As an example of our gender diversity, in 2020, 44% of leadership roles in the Company were held by women and 40% were held by people of color. In 2021, we set our new goals around gender and racial diversity. By 2025, 50% of leadership roles will be held by women. Furthermore, by 2025, 50% of leadership roles will be held by people of color.

CORPORATE GOVERNANCE GUIDELINES

The matters discussed above reflect the Board’s commitment to a system of governance that enhances corporate responsibility and accountability. The Corporate Governance Guidelines contain provisions addressing the following matters, among others:

•	Board size;

•	Director qualifications and membership criteria;

•	Director independence;

•	Director responsibilities;

•	Board meetings and attendance and participation at those meetings;

•	Board committees;

•	Executive sessions;

•	Director orientation, training and continuing education;

•	Director compensation;

•	Performance evaluation of the Board and its committees; and

•	Public interactions.

2021 PROXY STATEMENT        19

CORPORATE GOVERNANCE AND BOARD MATTERS

Learn more about our governance practices, procedures and philosophies by visiting the Governance page of our website located at http://investor.caesars.com, where you will find our Corporate Governance Guidelines, committee charters and other important governance documents. We intend to disclose any future amendments to the Corporate Governance Guidelines on our website.

COMMITTEES OF THE BOARD

Prior to the Merger, the Board maintained three (3) standing committees of the Board: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Shortly following the Merger, the Board’s standing committees were re-constituted as a result of the change in Board membership effectuated by the Merger, and the Board elected a new independent chair of the Compensation Committee. In addition, the Board formed a new Corporate Social Responsibility Committee as a standing committee of the Board and elected an independent chair to that committee. The Board has determined that each committee member is independent as defined in the NASDAQ listing standards. The Board has adopted a written charter for each of these committees. The charter for each of these committees is available on the Governance page of our website located at http://investor.caesars.com/corporate-governance.

In this proxy statement, references to the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Corporate Social Responsibility Committee, as applicable, are intended to refer to such committee, however constituted, at the relevant time.

The chart below reflects the composition of the standing committees of our Board as of the date of this Proxy Statement:

NAME	AUDIT	COMPENSATION	CORPORATE SOCIAL RESPONSIBILITY	NOMINATING & CORPORATE GOVERNANCE
Bonnie S. Biumi
Jan Jones Blackhurst			Chair
Frank J. Fahrenkopf				Chair
Don R. Kornstein		Chair
Courtney R. Mather
Michael E. Pegram
David P. Tomick	Chair

20        CAESARS ENTERTAINMENT®

CORPORATE GOVERNANCE AND BOARD MATTERS

Audit Committee

4 MEETINGS IN 2020
MEMBERS Biumi Mather Tomick (Chair)

INDEPENDENCE

Ms. Biumi and Messrs. Mather and Tomick are independent as independence is defined under the NASDAQ listing standards.

AUDIT COMMITTEE FINANCIAL EXPERT

Our Board has determined that Ms. Biumi and Messrs. Tomick and Mather each qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

The purpose of the Audit Committee is to oversee our corporate accounting and financial reporting processes and the audits of our financial statements; provide an avenue of communication among our independent auditors, management, our internal auditors and our Board; and prepare the Audit Committee Report required by the SEC to be included in our annual proxy statement or annual report on Form 10-K. The principal duties and responsibilities of our Audit Committee are to oversee and monitor the following:

•	Preparation of the annual Audit Committee Report to be included in our annual proxy statement;
•	Our financial reporting process and internal control system;
•	The integrity of our financial statements;
•	The independence, qualifications and performance of our independent auditor;
•	The performance of our internal audit function;
•	Our compliance with legal, ethical and regulatory matters; and
•	Risks that may have a material impact on the financial statements or the Company’s policies and procedures and internal controls.

The Audit Committee investigates any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

2021 PROXY STATEMENT        21

CORPORATE GOVERNANCE AND BOARD MATTERS

Compensation Committee

6 MEETINGS IN 2020
MEMBERS Kornstein (Chair) Mather Pegram	INDEPENDENCE Messrs. Kornstein, Mather and Pegram are independent as independence is defined under the NASDAQ listing standards.

Our Compensation Committee is responsible for designing, approving and evaluating the administration of our compensation plans, policies and programs.

The Compensation Committee makes recommendations (and, where appropriate, makes determinations) with respect to salaries, bonuses, restricted stock, and deferred compensation for our NEOs as well as the policies underlying the methods by which we compensate our executives. The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated Compensation Committee members to perform certain of its duties on its behalf, including, to the extent permitted by applicable law, the delegation to a subcommittee of one director the authority to grant stock options and equity awards. The Compensation Committee reviews the recommendations of our Chief Executive Officer with respect to individual elements of the total compensation of our executive officers (other than the CEO) and key management. The Compensation Committee has delegated authority to Mr. Reeg to grant equity awards to employees who are not executive officers in an aggregate amount not to exceed $5,000,000 (based on fair market value as of the grant date) per year.

It is the responsibility of the Compensation Committee to review our compensation policies and practices in the context of their potential encouragement of excessive risk-taking behavior. We believe that any risks arising from our current compensation policies and practices are not reasonably likely to have a material adverse effect on us. As described in the section entitled “Compensation Discussion and Analysis”, we continue to review and develop our compensation policies with the objective of ensuring that management incentives promote disciplined, sustainable achievement of our long-term goals.

Each year the Compensation Committee reviews whether the work of the Company’s compensation consultant raises any conflicts of interest, including by evaluating the six independence factors under the NASDAQ listing rules.

Nominating and Corporate Governance Committee

3 MEETINGS IN 2020
MEMBERS Blackhurst Fahrenkopf (Chair) Kornstein Tomick	INDEPENDENCE Ms. Blackhurst and Messrs. Fahrenkopf, Kornstein and Tomick are independent as independence is defined under the NASDAQ listing standards.

The primary purposes and responsibilities of the Nominating and Corporate Governance Committee are to (1) identify and vet individuals qualified to become directors, consistent with the criteria approved by our Board of Directors set forth in the Nominating and Governance Committee Charter, (2) nominate qualified individuals for election to the Board of Directors at the next annual meeting of shareholders, and (3) in consultation with the Executive Chairman of the Board, review the operational relationship of the various committees of the Board as set forth in the Nominating and Corporate Governance Committee Charter.

22        CAESARS ENTERTAINMENT®

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Social Responsibility Committee

2 MEETINGS IN 2020
MEMBERS Blackhurst (Chair) Kornstein Mather	INDEPENDENCE Messrs. Blackhurst, Kornstein and Mather are independent as independence is defined under the NASDAQ listing standards.

The purpose of the Corporate Social Responsibility Committee is to assist the Board in fulfilling its responsibilities related to oversight of the Company’s sustainability risks and opportunities and environmental, social and governance issues, also encompassing diversity, equity and inclusion (DEI). The Committee’s scope includes public policy, regulatory environments, corporate responsibility programs (including responsible gaming), and issues that may, in the view of the committee, affect the business, shareholder value, or other stakeholders from a sustainability and a DEI perspective. The committee is tasked with providing guidance to the Board and/or other Board committees, set direction, and oversee corporate responsibility programs.

The principal duties and responsibilities of the Corporate Social Responsibility Committee are as follows:

•	Define and oversee the company’s business purpose, value or mission statements, strategies, policies, and goals related to environmental sustainability, responsible gaming, and DEI topics;

•	Create programs to develop the collective knowledge, skills, and experience of Board Members on sustainability and ESG trends, regulation, risks, opportunities and peer performance;

•

Review the company’s annual Corporate Social Responsibility Report and other related disclosures, such as CDP Climate and Water reporting, policies and position statements, as needed, and recommend changes to the Board of Directors; and

•	Oversee the Company’s efforts to proactively promote DEI, and intentionally combat unconscious bias and promote conscious inclusion within all levels of the company.

2021 PROXY STATEMENT        23

CORPORATE GOVERNANCE AND BOARD MATTERS

BOARD ACCOUNTABILITY AND PROCESSES

COMMUNICATIONS WITH THE BOARD

Shareholders may communicate with the Board by sending written correspondence to the Chairman of the Nominating and Corporate Governance Committee at the following address: Caesars Entertainment, Inc. 100 West Liberty St., 12th Floor, Reno, NV 89501, Attention: Corporate Secretary. The Chairman of the Nominating and Corporate Governance Committee and his or her duly authorized representatives is responsible for collecting and organizing shareholder communications. Absent a conflict of interest, the Corporate Secretary is responsible for evaluating the materiality of each shareholder communication and determining whether further distribution is appropriate, and, if so, whether to (i) the full Board, (ii) one or more Board members and/or (iii) other individuals or entities.

DIRECTOR ORIENTATION AND EDUCATION

The Board has delegated to the Nominating and Corporate Governance Committee the task of monitoring, in consultation with the Executive Chairman of the Board and with the support of management, the orientation program for new directors and continuing training/education programs for all directors. Directors are expected to undertake continuing training/education to perform their duties. For 2020 this also included conscious inclusion training, which was offered to our Board members in connection with the Company’s continuing efforts to maximize DEI initiatives. Management of the Company will coordinate with the Board in preparing educational and training sessions for directors on matters relevant to the Company’s operations and plans.

24        CAESARS ENTERTAINMENT®

PROPOSAL 2 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, we are providing our shareholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” gives shareholders the opportunity, on an advisory basis, to approve, reject or abstain from voting with respect to such proposal. At the Company’s 2015 annual meeting, our shareholders approved, on an advisory basis, to conduct say-on-pay votes on an annual basis. Therefore, unless and until our Board decides otherwise, we will continue to hold say-on-pay votes on an annual basis (with the next such vote occurring at the 2022 annual meeting).

Our executive compensation program is designed to enhance shareholder value by focusing on the specific performance metrics that drive enterprise value; attract, motivate and retain highly-qualified executives committed to the Company’s long-term success; and provide competitive salaries relative to their peers. To that end, we provide a program of cash and equity-based awards to promote executive continuity, to align the interests of the Company’s executives with those of our shareholders and to reward executives for superior performance, as measured by both financial and nonfinancial metrics.

We urge shareholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 28, which describes the Company’s executive compensation programs and the decisions made by the Compensation Committee and the Board with respect to the year ending December 31, 2020.

The Board is asking shareholders to approve the following advisory resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained therein, is hereby approved.”

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions of the Company, the Board or the Compensation Committee; it will not create or imply any change to the fiduciary duties of, or create or imply any additional duties for, the Company, the Board or the Compensation Committee; and it will not restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation. Although non-binding, the Board and the Compensation Committee will review and consider the voting results in their entirety when making future decisions regarding our executive compensation program.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

2021 PROXY STATEMENT        25

PROPOSAL 3 - ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires us to submit a non-binding, advisory vote, commonly known as a “say-on-frequency” proposal, to shareholders at least once every six years to determine whether non-binding, advisory votes to approve the compensation of our named executive officers, like Proposal 2, should be held once every year, every two years or every three years. Unless the Board determines otherwise, the next say-on-frequency vote will occur at the annual meeting held in 2027.

After careful consideration, the Board has determined that an annual advisory vote on executive compensation continues to be the most appropriate policy for the Company because it allows shareholders to provide current input on our policies and practices for compensation of our named executive officers as disclosed in our proxy statement each year. The Board believes that an annual vote is consistent with our efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters.

The advisory vote on the frequency of future advisory votes on executive compensation is advisory, and therefore not binding on the Board or the Compensation Committee. We recognize that shareholders may have different views as to what is an appropriate frequency for advisory votes on executive compensation and we look forward to hearing from our shareholders as to their preferences. The Board and the Compensation Committee will carefully consider the outcome of the vote; however, when considering the frequency of future advisory votes to approve executive compensation, the Board may decide that it is in the Company’s best interests and in the best interests of our shareholders to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders.

Shareholders may cast a vote, on an advisory basis, on the preferred voting frequency by selecting the option of every year, every two years, every three years or abstaining from the vote, when voting in response to the resolution set forth below.

“RESOLVED, that the shareholders determine, on an advisory basis, whether the preferred frequency of an advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the Company’s 2021 proxy statement should be every year, two years, or three years.”

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE OPTION OF “EVERY YEAR” AS THE FREQUENCY FOR FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION.

26        CAESARS ENTERTAINMENT®

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

Executive officers serve at the discretion of our Board and hold office until their successors are duly elected and qualified or until their earlier resignation or removal. Our executive officers as of the date of this proxy statement are:

NAME	POSITION
Gary L. Carano	Executive Chairman of the Board
Thomas R. Reeg	Chief Executive Officer and member of the Board
Bret Yunker	Chief Financial Officer
Anthony L. Carano	President and Chief Operating Officer
Edmund L. Quatmann, Jr.	Executive Vice President and Chief Legal Officer
Stephanie Lepori	Chief Administrative and Accounting Officer
Josh Jones	Chief Marketing Officer

Mr. Yunker, 44, became our Chief Financial Officer in May 2019. Prior to joining the Company, Mr. Yunker served as a managing director of JP Morgan Chase & Co. in its Real Estate Investment Banking Group since 2013, providing advisory and capital markets execution (both debt and equity) services to clients across several sectors in the gaming industry, including casino operators, gaming equipment and system suppliers, REITs, lottery service providers and online gaming companies. Prior to joining JP Morgan Chase & Co., Mr. Yunker was employed for fourteen years in various positions at Bank of America Merrill Lynch covering gaming and leisure companies. Mr. Yunker holds a B.S. in business administration from the University of Southern California.

Mr. A. Carano, 39, became our President and Chief Operating Officer in January 2019. Prior to that, he served as Executive Vice President and Chief Operating Officer since May 2017, and Executive Vice President of Operations from August 2016 to May 2017, and Executive Vice President, General Counsel and Secretary from September 2014 to August 2016. Prior to joining us, Mr. Anthony L. Carano was an attorney at the Nevada law firm of McDonald Carano Wilson, LLP, where his practice was devoted primarily to transactional, gaming and regulatory law. Mr. Anthony L. Carano holds a B.A. from the University of Nevada, his J.D. from the University of San Francisco, School of Law and his M.B.A. in Finance from the University of San Francisco, School of Business. Anthony L. Carano is Gary L. Carano’s son.

Mr. Quatmann, 50, became our Executive Vice President, Chief Legal Officer and Secretary in May 2017. Prior to joining us, Mr. Quatmann served as the Chief Legal Officer and Secretary for Isle of Capri Casinos, Inc. from July 2008 until our merger with Isle of Capri in May 2017. Mr. Quatmann holds a B.S. from Purdue University and a J.D. from St. Louis University School of Law.

Ms. Lepori, 50, became our Chief Administrative and Accounting Officer in January 2019. Prior to that, Ms. Lepori held a number of management-level positions with the Company, including as chief accounting officer. Ms. Lepori has more than two decades of experience in finance and gaming and has been with the Company since 1995, beginning with the opening of Silver Legacy Casino Resort in Reno. Prior to joining the company, Ms. Lepori began her career with Arthur Anderson LLP in Las Vegas. Ms. Lepori earned a Bachelor of Science Degree in Accounting and Magna Cum Laude and Phi Beta Kappa honors from the University of Southern California. She is a Certified Public Accountant.

Mr. Jones, 37, became our Chief Marketing Officer in February 2021 after serving as Senior Vice President of Operations from May 2019 through January 2021. He served as Vice President of Operations from May 2018 through April 2019 and as Vice President of Corporate Finance from January 2016 through April 2018. Mr. Jones holds a Master of Business Administration and a B.S. in International Business from the University of Nevada, Reno.

2021 PROXY STATEMENT        27

EXECUTIVE COMPENSATION MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

Our executive compensation philosophy provides the foundation upon which all of our compensation programs are built. Our executive compensation philosophy, and our compensation policies, plans and programs, are under the supervision of the Compensation Committee. For a description of the composition, authority and responsibilities of the Compensation Committee, see “Compensation Process” below.

EXECUTIVE SUMMARY

OUR 2020 NAMED EXECUTIVE OFFICERS

The following executive officers are our named executive officers for 2020.

Gary L. Carano	Executive Chairman of the Board
Thomas R. Reeg	Chief Executive Officer and member of the Board
Bret Yunker	Chief Financial Officer
Anthony L. Carano	President and Chief Operating Officer
Stephanie Lepori	Chief Administrative and Accounting Officer

In connection with the Merger, the Board designated Ms. Lepori as an “executive officer” of the Company, as defined under applicable SEC rules.

SIGNIFICANT 2020 EVENTS

Fiscal year 2020 proved to be a year marked by both significant change and extraordinary challenges. The Company successfully completed the transformative acquisition of Former Caesars in July of 2020 and was focused on the integration of the combined company. We also successfully completed five property divestitures and announced several strategic initiatives, including the planned acquisition of William Hill.

Like the rest of the world, our executive management team spent much of 2020 navigating the unprecedented challenges presented by the COVID-19 pandemic. The public health crisis has had a significant impact on our business and operations due to the temporary closure of all of our casino operations for a period of 2020. As a result, our focus during 2020 was primarily dedicated to ensuring the health, safety and general welfare of our Team Members, guests and communities in which we operate, and focusing on how to safely and efficiently re-open our casino operations in compliance with operating restrictions imposed by governmental orders, directives and guidelines.

Looking ahead, our executive officers and broader leadership team are well-positioned to navigate the ongoing challenges posed by the COVID-19 pandemic, as business volumes continue to return with the rollout of vaccines. The Company is optimistic about 2021 and looks forward to the recovery of travel and tourism in the U.S., and especially Las Vegas.

Significant 2020 Compensation Decisions

The following summarizes key compensation actions that we took in 2020 in order to balance the challenges faced during this past year with the significant increase in responsibilities placed on our executive officers as a result of the Merger.

•	Named Executive Officers (“NEOs”) volunteered to reduce their base salary levels by 30% (20% for Ms. Lepori) from April 11th through the closing of the Merger.

•	Executive Officers who were NEOs in last year’s proxy statement agreed that they would not earn or receive bonuses in respect of 2020 performance.

•

We believe that these actions exemplify senior management’s commitment to remaining aligned with shareholder interests, and represent decisive actions taken by management and the Compensation Committee in response to the COVID-19 pandemic.

28        CAESARS ENTERTAINMENT®

EXECUTIVE COMPENSATION MATTERS

•

Executive officers who were NEOs in last year’s proxy statement received a fully performance-based transformation equity grant shortly following the Merger, which consists of a relative Total Shareholder Return (“TSR”) performance metric, in order to further enhance alignment with stockholder interests.

•	We implemented double trigger vesting provisions for equity grants made post-Merger.

Results of 2020 Advisory Vote on Executive Compensation (“Say-on-Pay”)

The Compensation Committee and our Board considered the results of the advisory, non-binding stockholder vote to approve executive compensation presented at our 2020 Annual Meeting, where approximately 98% of votes cast approved the compensation program described in our proxy statement for the 2020 Annual Meeting. We currently hold such say-on-pay votes on an annual basis. The Compensation Committee takes seriously its role in the governance of our compensation programs and values thoughtful input from our shareholders, and will consider the results of future say-on-pay votes in connection with making future compensation-related decisions to the extent it deems it appropriate to do so. We believe our shareholders are supportive of our executive compensation programs, as evidenced by the high level of support these programs have received.

OUR COMPENSATION PHILOSOPHY

Our executive compensation program is designed to attract, motivate and retain critical executive talent, and to motivate actions that drive profitable growth and enhance long-term value for our shareholders. This program includes base salary and performance-based incentives (including both cash-based and equity-based incentives) and is designed to be flexible, market competitive, reward achievement of challenging but fair performance criteria, and enhance stock ownership at the executive level. Our philosophy is that clear, distinct and attainable goals should be established in order to enable the assessment of performance by the Compensation Committee.

Pursuant to that philosophy, the Compensation Committee is guided by the general principles that compensation should be designed to:

•	enhance stockholder value by focusing our executives’ efforts on the specific performance metrics that drive enterprise value;

•	attract, motivate, and retain highly-qualified executives committed to our long-term success;

•	assure that our executives receive reasonable compensation opportunities relative to their peers at similar companies, and actual compensation payouts that are aligned with our performance; and

•	align critical decision making with our business strategy and goal setting.

Pay Element	Primary Purpose	Key Characteristics for 2020
Base Salary	To compensate the executive fairly for his/her day-to-day responsibilities	Base salary levels were established for 2020 consistent with prior years. In April of 2020, the NEOs volunteered to temporarily reduce their base salaries by 30% (20% for Ms. Lepori) through the closing of the Merger. As discussed below, following the closing of the Merger, base salary levels were increased to account for market comparability of the combined company.
Annual Cash Bonus	To motivate and reward organizational and individual achievement of annual strategic financial objectives	Consistent with past years, the Compensation Committee established Adjusted EBITDA-based threshold, target and maximum levels in order to incentivize achievement of short-term goals and metrics for 2020. However, after taking into account the COVID-19 pandemic, executive officers who were NEOs in last year’s proxy statement agreed that they would not earn or receive bonuses in respect of 2020 performance.

2021 PROXY STATEMENT        29

EXECUTIVE COMPENSATION MATTERS

Pay Element	Primary Purpose	Key Characteristics for 2020
Long-Term Incentives	To align executives with shareholders’ interests, and to reinforce long-term stockholder value creation	50% of Long-Term Incentives (“LTI”) is provided in the form of performance-based units (“PSUs”) and 50% is provided in the form of time-based units (“RSUs”). Consistent with prior years, the regular 2020 annual grants made in January of 2020 were based on the average level of achievement of Adjusted EBITDA goals established for and measured over the 2020 and 2021 fiscal years, with any earned units being subject to an additional 1-year service-based vesting period. In connection with the Merger, the NEOs from last year’s proxy statement received a one-time transformation equity grant based on relative TSR performance. The Compensation Committee has determined it is appropriate to include this relative TSR performance metric for the 2021 LTI as well.

IMPLEMENTING THE PHILOSOPHY

WHAT WE DO

 Maintain robust stock ownership guidelines for NEOs and directors

 Set maximum payout limit on our annual incentive plan and long-term incentive plan awards

 For 2020, emphasize pay for performance, with 85% of our Chief Executive Officer’s total pay opportunity being performance-based “at risk” compensation and an average of 76% being performance-based “at risk” compensation for our other NEOs

 Have an executive compensation clawback policy that allows us to recover excess cash and equity-based or equity-linked incentive compensation paid to executives in various circumstances

 Set maximum amount of compensation that may be paid to any single non-employee member of the Board in respect of any fiscal year.

 Retain an independent compensation consultant reporting directly to the compensation committee

 Enforce strict insider trading and anti-hedging policies.

 Incorporate double-trigger change in control provision that are consistent with market practices

Perform an annual compensation program risk assessment to ensure that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company

WHAT WE DON’T DO

 No change-in-control severance multiple in excess of 3x annual base salary and target annual bonus

 We do not provide excise tax gross-ups for any officer

 We do not provide extensive executive perquisites

 No enhanced retirement formulas

COMPENSATION PROCESS

HOW WE DETERMINE COMPENSATION

Role of the Compensation Committee

The Compensation Committee’s primary role is to discharge the Board’s responsibilities regarding compensation decisions as they relate to our executive officers. The Compensation Committee consists of independent directors and is responsible to our Board for the oversight of our executive compensation programs. Among its duties, the Compensation Committee is responsible for:

•	reviewing and assessing competitive market data from the Compensation Committee’s independent compensation consultant;

•	reviewing and, in certain cases, approving incentive goals/objectives and compensation recommendations for directors and executive officers, including the named executive officers;

•	evaluating the competitiveness of each executive officer’s total compensation package;

30        CAESARS ENTERTAINMENT®

EXECUTIVE COMPENSATION MATTERS

•	approving any changes to the total compensation package, including, but not limited to, base salary, annual incentives, long-term incentive award opportunities and payouts, and retention programs; and

•	ensuring our policies and practices relating to compensation do not encourage excessive risk-taking conduct.

Following review and discussion, the Compensation Committee may submit recommendations to the Board for approval. The Compensation Committee is supported in its work by the Chief Financial Officer and his staff (with respect to the establishment of performance metrics), and Aon, its independent compensation consultant (“Aon”).

Role of the Independent Compensation Consultant

The Compensation Committee retained Aon for executive compensation advisory services, namely, to conduct its annual total compensation study for executive and key manager positions. Aon reports directly to the Compensation Committee and the Compensation Committee directly oversees the work performed by, and determines the fees paid to, Aon in connection with the services it provides to the Compensation Committee. The Compensation Committee instructs Aon to give advice to the Compensation Committee independent of management and to provide such advice for our benefit and for the benefit of our shareholders. With the Compensation Committee’s approval, Aon may work directly with management on certain executive compensation matters. During 2020, Aon was engaged by the Company to provide additional services to the Company related to benefits integration, risk analysis and insurance coverage and received fees for such service of approximately $3.1 million for 2020. Aon’s fees for determining compensation levels for the NEOs was approximately $175,000, which the Compensation Committee determined were in line with market practices. The Compensation Committee reviews the independence of its compensation consultant on an annual basis, taking into account a number of factors, including the six factors articulated in the NASDAQ listing standards and applicable SEC guidance, and also considered the additional services provided by Aon as described above. For 2020, the Compensation Committee determined that Aon was independent and its services to the Compensation Committee did not raise any conflicts of interest among the Compensation Committee or our management.

Specific roles of Aon include, but are not limited to, the following:

•	identifying and advising the Compensation Committee on executive compensation trends and regulatory developments;

•	providing a total compensation study for executives against peer companies and recommendations for named executive officer pay;

•	providing advice to the Compensation Committee on governance best practices as well as any other areas of concern or risk;

•	serving as a resource to the Compensation Committee Chair for meeting agendas and supporting materials in advance of each meeting; and

•	advising the Compensation Committee on management’s pay recommendations.

Role of Management in Compensation Decision

The CEO makes recommendations to the Compensation Committee concerning the compensation of the named executive officers (other than himself) and other senior management. In addition, the CEO and Chief Financial Officer are involved in setting the business goals that are used as the performance goals for the annual incentive plan and long-term performance units, subject to the Compensation Committee’s approval. The CEO and CFO work closely with the Compensation Committee, Aon and management to (i) ensure that the Compensation Committee is provided with the appropriate information to make its decisions, (ii) propose recommendations for the Compensation Committee’s consideration and (iii) communicate the Compensation Committee’s decisions to management for implementation. None of the named executive officers, however, play a role in determining their own compensation and are not present at executive sessions in which their pay is discussed, recommended or approved.

Determination of CEO Pay

In an executive session without management present, the Compensation Committee reviews and evaluates CEO compensation. The Compensation Committee reviews competitive market data, and both corporate financial performance and individual performance. Pay recommendations for the CEO, including base salary, incentive payments for the previous year, and equity grants for the current year, are presented to independent members of the Board. During an executive session of the Board, the Board conducts its own review and evaluation of the CEO’s performance.

2021 PROXY STATEMENT        31

EXECUTIVE COMPENSATION MATTERS

Peer Companies and Competitive Benchmarking

The Merger had a substantial impact on the size, scope, and complexity of our business. In connection with the Merger, the Compensation Committee commissioned Aon to conduct an annual total compensation study for named executive officer positions. The Compensation Committee reviewed competitive market data to gain a comprehensive understanding of the Merger’s impact on market pay practices, and combined that information with an assessment of experience, tenure, value to the Company, and individual contributions to assist with individual pay decisions (i.e., salary adjustments, target bonus adjustments, and long-term incentive grants).

The peer group used to assist with 2020 compensation decisions in connection with the Merger included the following companies:

Boyd Gaming Corporation Carnival Corporation Hilton Worldwide Holdings Hyatt Hotels Corporation	Las Vegas Sands Marriott International MGM Resorts International Norwegian Cruise Line Holdings	Penn National Gaming, Inc. Royal Caribbean Cruises Wynn Resorts

The primary criteria used for this peer group development included:

•	Companies from the gaming, casino hospitality, and leisure industries;

•	Annual revenues within approximately 0.4x to 3x our annual revenues;

•	Market cap within approximately 0.2x to 5x our market cap; and

•	Peer companies used by our peer companies, as disclosed in their respective CD&As.

The Committee uses competitive compensation data from the annual total compensation study of peer companies to inform decisions about targeted total compensation opportunities and specific compensation elements. The Committee does not benchmark total compensation to any specific percentile relative to the peer companies or the broader United States market, but is fully informed of the competitive 50th percentile through the annual pay study. The Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.

OUR COMPENSATION PROGRAMS

OVERVIEW

As described below, various Company policies are in place to shape our executive pay plans, including:

•	Salaries are linked to competitive factors and internal equity and can be (but are not required to be) increased as a result of successful job performance.

•	Our annual bonus programs are designed to provide incentive compensation based on our financial performance.

•	Long-term incentives are tied to our sustained long-term financial performance and enhancement of total shareholder value.

We also provide executives with access to retirement and health and welfare programs, on the same terms and conditions as those made available to salaried employees generally.

Our targeted pay mix (salary vs. performance-based incentive pay) reflects a combination of competitive market conditions and strategic business needs. The degree of performance-based incentive pay (“at risk” compensation) and total compensation opportunities generally increase with an executive’s responsibility level. Competitive pay practices are reviewed annually by the Compensation Committee.

32        CAESARS ENTERTAINMENT®

EXECUTIVE COMPENSATION MATTERS

Target Total Compensation Opportunity

In anticipation of the closing of the Merger, the pre-merger Compensation Committee commissioned Aon to complete a total compensation study based on the size and scope of the combined company. Based on this study, following the Merger, the existing Compensation Committee approved pay adjustments to align total compensation opportunities near the competitive 50th percentile for the combined company based on this study and the recommendations of the pre-merger Compensation Committee. The Compensation Committee considered the fact that the NEOs’ roles and responsibilities were significantly expanded as a result of the increase in scope of operations and relative size of the post-Merger business. The target total compensation opportunities based on post-Merger compensation levels are shown below:

ELEMENTS OF EXECUTIVE COMPENSATION AND BENEFITS FOR 2020

BASE SALARY

The Compensation Committee believes that base salary levels should recognize the skill, competency, experience and performance an executive brings to his or her position. The Compensation Committee determines base salaries using both competitive market data from Aon’s annual study and a comprehensive assessment of relevant factors such as experience level, value to shareholders, responsibilities, future leadership potential, critical skills, individual contributions and performance, economic conditions, and the market demands for similar talent.

In April 2020, the NEOs volunteered to temporarily reduce their base salaries by 30% (20% for Ms. Lepori), after taking into account the unprecedented challenges imposed on the Company’s business and communities in which it operates as a result of the COVID-19 pandemic. These reductions remained in effect until the closing of the Merger.

In anticipation of the closing of the Merger, the pre-Merger Compensation Committee reviewed market values from an annual total compensation study presented by Aon with respect to the NEOs included in last year’s proxy statement. Based on a review of this independent market data and the recommendations of the pre-merger Compensation Committee, the existing Compensation Committee approved the proposed increases in base salaries for the NEOs included in last year’s proxy statement as shown below. The Compensation Committee also approved an increase in Ms. Lepori’s annual base salary shortly following the closing of the Merger, taking into account her increased roles and responsibilities as a result of the Merger.

EXECUTIVE NAME	BASE SALARY EFFECTIVE JANUARY 2020	BASE SALARY AFTER REDUCTION EFFECTIVE APRIL 11, 2020	BASE SALARY EFFECTIVE JULY 2020 (POST-MERGER)
Mr. G. Carano	$1,177,000	$823,900	$1,400,000
Mr. Reeg	$1,712,000	$1,198,400	$2,000,000
Mr. Yunker	$802,500	$561,750	$1,000,000
Mr. A. Carano	$1,070,000	$749,000	$1,300,000
Ms. Lepori	$432,600	$346,080	$650,000

2021 PROXY STATEMENT        33

EXECUTIVE COMPENSATION MATTERS

Annual Incentives (Cash Based Bonus Plan)

The goals under our annual incentive plan are designed to be straight-forward in order to focus participants on clearly measurable metrics, balance corporate and property performance by individual participants, and implement the appropriate level of upside/downside reward potential. Annual incentive awards have historically been based on achievement of Adjusted EBITDA. Performance targets are set annually at the start of the applicable fiscal year. Consistent with prior years, Adjusted EBITDA was originally established as the sole performance metric for 2020 because the Compensation Committee believed that it most accurately reflects our results of operations and represents a key performance metric in the gaming/casino industry.

In anticipation of the closing of the Merger, the pre-Merger Compensation Committee reviewed market values from an annual total compensation study presented by Aon with respect to the NEOs included in last year’s proxy statement. Based on a review of this independent market data and the recommendations of the pre-merger Compensation Committee, the existing Compensation Committee approved the proposed increases in annual target bonus opportunities for the NEOs included in last year’s proxy statement as shown below. The Compensation Committee also approved an increase in Ms. Lepori’s annual target bonus opportunity shortly following the closing of the Merger, taking into account her increased roles and responsibilities as a result of the Merger.

EXECUTIVE NAME	PRE-MERGER % OF BASE SALARY	POST-MERGER % OF BASE SALARY
Mr. G. Carano	125%	No Change
Mr. Reeg	150%	200%
Mr. Yunker	100%	125%
Mr. A. Carano	125%	No Change
Ms. Lepori	50%	60%

As discussed below, although target bonus opportunity levels were increased for certain of the NEOs shortly following the Merger, the NEOs who were included in last year’s proxy statement agreed that they would not earn or receive an annual bonus in respect of 2020 performance, and Ms. Lepori was paid a bonus equal to only 35% of her target award.

With respect to the Adjusted EBITDA financial metric, performance levels for threshold and maximum bonus opportunities were established at the beginning of 2020 at 90% and 120%, respectively, of target level. The following table sets forth the threshold, target, and maximum levels established under the 2020 annual incentive plan, which were established prior to the COVID-19 pandemic and prior to the closing of the Merger, based on ERI’s budget for 2020:

PERFORMANCE LEVEL	PERFORMANCE REQUIREMENT	CONSOLIDATED ADJUSTED EBITDA (‘000’S)
Threshold	90% of target goal	$532,065
Target	100% of target goal	$591,183
Maximum	120% of target goal	$709,420

34        CAESARS ENTERTAINMENT®

EXECUTIVE COMPENSATION MATTERS

Shortly following the Merger, the Compensation Committee re-assessed the 2020 Adjusted EBITDA goals that had been established in order to account for (1) the impact of the COVID-19 pandemic on the Company’s operations and (2) the Merger. The government-mandated shutdowns for a portion of 2020 as a result of the COVID-19 pandemic had a significant impact on our operations, and by the time the Merger occurred, it became clear that the goals established prior to the COVID-19 pandemic were no longer achievable. Taking this in account, and in an effort to preserve liquidity, the Compensation Committee and the executive officers who were NEOs in last year’s proxy statement agreed that, rather than adjusting the existing Adjusted EBITDA goals or otherwise modifying the existing structure of the 2020 bonus program, the executive officers who were NEOs in last year’s proxy statement would not earn or receive an annual bonus in respect of 2020 performance. Notably, no discretionary bonuses were paid in respect of 2020 annual bonuses.

EXECUTIVE NAME	ANNUAL BONUS EARNED FOR 2020
Mr. G. Carano	$0
Mr. Reeg	$0
Mr. Yunker	$0
Mr. A. Carano	$0
Ms. Lepori	$103,063

At the discretion of the Compensation Committee, Ms. Lepori, who was not an NEO in previous years, received an annual bonus for 2020 in order to recognize her efforts with the Merger, integration initiatives, and significant role overseeing the COVID-19 pandemic response as it relates to employees of the Company. Ms. Lepori’s bonus payment was representative of 35% of her target award, which is below the 50% threshold payout opportunity originally set by the Compensation Committee based on 2020 performance metrics. 50% of this bonus was paid in December 2020 and the remaining 50% was paid in early 2021.

LONG-TERM INCENTIVES (EQUITY AWARDS)

Our 2015 Equity Incentive Plan (as amended and restated, the “Plan”) allows us to grant incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards, other stock-based awards, and performance compensation awards.

Based on a thorough review of Aon’s independent market data described above, the Compensation Committee determined that the annual target LTI levels for the NEOs included in last year’s proxy statement were appropriately aligned to market, except for Mr. Reeg, whose annual target LTI level was adjusted to 350% of base salary. The Compensation Committee also determined that it was appropriate to increase Ms. Lepori’s annual target LTI level to 100% of base salary. Pre-Merger and post-Merger target LTI values for each of the NEOs were as follows:

EXECUTIVE NAME	PRE-MERGER % OF BASE SALARY	POST-MERGER % OF BASE SALARY
Mr. G. Carano	230%	No Change
Mr. Reeg	300%	350%
Mr. Yunker	200%	No Change
Mr. A. Carano	200%	No Change
Ms. Lepori	80%	100%

2020 Equity Mix

As in past years, our equity compensation mix was 50% restricted stock units (“RSUs”) and 50% performance shares (“PSUs”) for the equity awarded in 2020.

2020 Regular PSU Grant

Consistent with past practice, the PSUs awarded in January 2020 are subject to a two-year performance period (2020 and 2021), with a one-year additional service-based vesting requirement following the end of the performance period, resulting in a total vesting period of three years from the grant date. Performance achievement over the two-year performance period is measured by averaging the level of achievement of Adjusted EBITDA attained during each of 2020 and 2021. PSUs are earned as follows:

•	50% of target earned at threshold performance;

•	100% of target earned at target performance; and

2021 PROXY STATEMENT        35

EXECUTIVE COMPENSATION MATTERS

•	200% of target earned at maximum performance.

•	No award is earned if performance falls below the threshold level.

We generally do not disclose forward-looking goals for our multi-year incentive programs, because the Company does not provide forward-looking guidance to our investors with respect to multi-year periods and it is competitively sensitive information. Consistent with our past and current practice, we will generally disclose multi-year performance goals in our regular programs in full after the close of the performance period.

The equity grants made to the NEOs in January 2020 are summarized below:

EXECUTIVE NAME	RSUS* TARGET GRANT VALUE	PSUS* TARGET GRANT VALUE
Gary L. Carano	$1,353,550	$1,353,550
Thomas R. Reeg	$2,568,000	$2,568,000
Bret Yunker	$802,500	$802,500
Anthony L. Carano	$1,070,000	$1,070,000
Stephanie Lepori	$173,040	$173,040

*

The target grant values set forth in the table above differ from the values reflected in the Summary Compensation Table. The target grant values shown in the table above reflect the target level awards approved by the Compensation Committee for each of the NEOs, whereas the value shown in the Summary Compensation Table is based on the grant date fair value computed in accordance with Accounting Standards Codification 718.

2020 Transformation Equity Grants to NEOs

In connection with the consummation of the highly successful Merger, the Compensation Committee approved a special one-time transformation equity grant to the executive officers who were NEOs in last year’s proxy statement. This grant measures our 3-year total shareholder return (TSR) against the S&P 400 Midcaps, covering the period beginning July 20, 2020 (the date of the Merger) through July 19, 2023.

The objective of the transformation equity grant is to capitalize on the synergies, efficiencies, and growth strategy of the newly combined company. The grant is intended to motivate our senior management team to maximize the wealth accumulation of our shareholders by outperforming the S&P 400 Midcaps. The performance and payout leverage for this one-time transformation grant is as follows:

•	75th percentile TSR ranking: 200% of target payout

•	50th percentile TSR ranking: 100% of target payout

•	35th percentile TSR ranking: 50% of target payout

•	Below 35th percentile: No payout

•	Payouts for performance between threshold, target, and maximum percentile requirements are interpolated on a straight-line basis.

•	If our 3-year TSR is negative, then payouts are capped at target regardless of final ranking.

Target values for the transformation equity grant (as a percentage of base salary) were approved by the Compensation Committee as follows:

•	Mr. Reeg: 150% of base salary

•	Mr. Yunker: 150% of base salary

•	Mr. A. Carano: 115% of base salary

Mr. G. Carano did not receive a transformation equity grant. Ms. Lepori was not a NEO at the time of the Compensation Committee’s decision and therefore she did not receive a performance-based transformation equity grant. Instead, she received a transformation RSU grant with a target value equal to $1,950,000. This award will cliff vest on August 20, 2023, subject to her continued employment with the Company through that date.

36        CAESARS ENTERTAINMENT®

EXECUTIVE COMPENSATION MATTERS

The transformation equity grants to the NEOs were as follows:

EXECUTIVE NAME	TARGET GRANT VALUE–ONE-TIME TRANSFORMATION EQUITY GRANT*

Thomas R. Reeg	$3,000,000

Bret Yunker	$1,500,000

Anthony L. Carano	$1,500,000

*

The target grant date values set forth in the table above differ from the values shown for the relative TSR awards in the Summary Compensation Table. The target grant date values shown in the table above reflect the target level awards approved by the Compensation Committee for each of the NEOs, whereas the value shown in the Summary Compensation Table is based on the probable outcome of the percentage of vesting of such shares using a Monte Carlo multiple probability simulation model.

Also, in connection with the Merger, the Compensation Committee approved additional time-based RSU grants to the NEOs. These time-based grants vest ratably over three years, subject to continued employment. These time-based grants were intended to align the grant value of time-based LTI awards granted during 2020 with the incremental increases in base salary approved for the NEOs in connection with the Merger, as described above. These RSU grants to the NEOs were as follows:

EXECUTIVE NAME	TARGET GRANT VALUE–ADDITIONAL TIME-BASED RSU GRANT*

Gary L. Carano	$229,824

Thomas R. Reeg	$835,235

Bret Yunker	$176,995

Anthony L. Carano	$206,120

Stephanie Lepori	$136,183

*

The target grant values set forth in the table above differ from the values reflected in the Summary Compensation Table. The target grant values shown in the table above reflect the target level awards approved by the Compensation Committee for each of the NEOs, whereas the value shown in the Summary Compensation Table is based on the grant date fair value computed in accordance with Accounting Standards Codification 718.

Achievement of 2019 PSU Grants

The PSUs granted in January 2019 were earned based on the average level of achievement of the Adjusted EBITDA goals established for 2019 and 2020. Following the end of the 2020 fiscal year, the Compensation Committee reviewed the Adjusted EBITDA performance for 2019 and 2020 against the goals established for those years and determined the appropriate level of achievement.

For 2019, the Adjusted EBITDA target goal of $723,609 was determined to be achieved at 96.5% based on $698,064 of Adjusted EBITDA, resulting in a performance payout factor of 82.5% for that year.

	2019
PERFORMANCE LEVEL	PERFORMANCE REQUIREMENT	PERFORMANCE PAYOUT	CONSOLIDATED ADJUSTED EBITDA (‘000’S)
Threshold	90% of target goal	50%	$651,248
Target	100% of target goal	100%	$723,609
Maximum	120% of target goal	200%	$868,331
Actual for 2019	96.5% of target goal	82.5%	$698,064

2021 PROXY STATEMENT        37

EXECUTIVE COMPENSATION MATTERS

Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of 2019 Adjusted EBITDA to the most directly comparable GAAP measure for 2019 and other information for 2019 can be found beginning on page 43 of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2020.

Adjusted EBITDA targets originally established for 2020 are outlined above under Annual Incentives. However, for 2020, threshold performance was not achieved. The Compensation Committee considered the fact that fiscal year 2020 was incredibly unique given the challenges created by the COVID-19 pandemic, as well as the completion of the Merger. The government-mandated shutdown of all of the Company’s operations for a period of 2020 had a severe and unexpected impact on the Company’s EBITDA, and it was apparent that the goals that had been set for 2020 were no longer realistic. Taking into account the incredible amount of dedication that our executive management team put into navigating the shutdowns, handling matters related to closing the Merger and transitioning the Formers Caesars business, and eventually rolling out the successful re-opening of many of our properties by the end of 2020 safely and effectively, the Compensation Committee determined that it was appropriate to certify 2020 achievement at 100% of target for purposes of the 2019 LTIP.

The Compensation Committee also considered the fact that despite lower 2020 Adjusted EBITDA levels due to COVID-19 pandemic-related shutdowns, our management team performed at a superior level to position the combined company for significant success in the second half of 2020. As an example of this success, our total shareholder return for the combined company post-Merger and for all of 2020 significantly outperformed our peers due to management’s actions, as follows:

•	January 1, 2020 through December 31, 2020: Our TSR was 24.5%, ranking at the 86th percentile vs. our compensation group of industry peers

•	July 20, 2020 (Merger date) through December 31, 2020: Our TSR was 94.2%, ranking at the 81st percentile vs. our compensation group of industry peers.

Averaging the approved 2019 payout factor of 82.5% and the approved 2020 payout factor of 100% results in a two-year average payout factor of 91.25% for the 2019 PSU grant. Earned shares are further subject to satisfaction of the additional one-year service condition, for a three-year total vesting period.

Payout opportunities range from 50% to 200% of the NEO’s target opportunity, depending on actual performance achievement (payouts for performance between performance levels is interpolated on a straight-line basis)

	2019 PSUs(1)
EXECUTIVE NAME	TARGET UNITS (#)	EARNED UNITS (#)
Gary L. Carano	31,121	28,397
Thomas R. Reeg	59,044	53,877
Bret Yunker	15,228	13,895
Anthony L. Carano	24,602	22,449
Stephanie Lepori	4,133	3,771

(1)	Represents 2019 PSUs at 91.25% of target number of units based upon the average of our performance in 2019 at 82.5% and 2020 at 100.0%. These PSUs are eligible to vest on January 1, 2022.

2021 Target Total Compensation Structure and 2021 Program Design

Fiscal 2021 will be the first full year of operations for the newly combined company. The Compensation Committee approved the following compensation structure for 2021:

•	Base salary: the NEOs did not receive an increase in 2021.

•	Target annual bonus: There is no change to the target percentages that were approved by the Compensation Committee in 2020 post-Merger. The primary performance metric remains adjusted EBITDA.

•

Target LTI: There is no change to the individual target grant percentages that were approved by the Compensation Committee in 2020 post-Merger. Also, there is no change to the 50/50 RSU/PSU equity mix.

•	For 2021, the PSU structure was modified to include relative TSR vs. the S&P 400 Midcaps (65% weight) and Adjusted EBITDA (35% weight).

38        CAESARS ENTERTAINMENT®

EXECUTIVE COMPENSATION MATTERS

EMPLOYMENT AGREEMENTS

We have entered into employment agreements with each of our named executive officers (other than Ms. Lepori who is covered by a Change in Control Severance Plan), which are described below in “—Discussion of the Summary Compensation Table.” The Human Resources Department presents its assessment to the Compensation Committee, which reviews the information and determines if changes are necessary to the employment, termination and severance packages of our executives.

CLAWBACKS AND FORFEITURES

Pursuant to the terms of our Clawback and Recoupment Policy, in the event of an accounting restatement of our financial statements due to a material noncompliance with any financial reporting requirements under any applicable security law(s), our Board may require an executive officer to reimburse, repay or forfeit any excess incentive compensation paid or granted to, or received or earned by, such executive officer during the three-year period preceding the publication of the restatement. In each instance, our Board, in its reasonable business judgment, will determine whether and the extent to which to pursue such reimbursement, repayment or forfeiture from each such executive officer based on those factors that our Board believes to be reasonable and appropriate. Additionally, employment agreements with our NEOs provide that we may recover compensation that is subject to recovery under, or required to be recovered by, applicable law, government regulation or stock exchange listing requirements. Further, the award agreements governing equity awards granted to our executive officers under our long-term incentive plan provide for recoupment of those awards in accordance with or as required by applicable government regulation, stock exchange listing requirements, or other applicable law, or pursuant to any applicable clawback policy of ours, including our Clawback and Recoupment Policy described above.

COMPENSATION RISK ASSESSMENT

It is the responsibility of the Compensation Committee to review the Company’s policies and practices related to compensation in the context of their potential encouragement of excessive risk-taking behavior. The Compensation Committee has worked closely with Aon to design a performance-based compensation system that supports our objective to align stockholder and management interests, supports our strategic business plan, and mitigates the possibility of executives taking unnecessary or excessive risks that would adversely impact us. The following factors mitigate the risk associated with our compensation programs:

•

The Compensation Committee approves and, in some instances, the Board ratifies, short and long-term performance objectives for our incentive plans, which we believe are appropriately aligned with stockholder value;

•	The Compensation Committee’s discretion to modify final payouts under both short and long-term incentive plans;

•

The use of company-wide performance metrics for both the short and long-term incentive programs ensures that no single executive has complete and direct influence over outcomes, encouraging decision making that is in the best long-term interest of shareholders;

•	The use of equity and cash opportunities with vesting periods to foster retention and alignment of our executives’ interests with those of our shareholders;

•	Capping the potential payouts under both short and long-term incentive plans to eliminate the potential for any windfalls; and

•

The use of competitive general and change-in-control severance arrangements help to ensure that employees continue to work toward the shareholders’ best interests in light of potential employment uncertainty.

Based on a review of these factors, the Compensation Committee believes that its current compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

CERTAIN TAX AND ACCOUNTING CONSIDERATIONS – Section 162(m)

Under Section 162(m), the Company is generally prohibited from deducting compensation in excess of $1,000,000 paid to our “covered employees” as defined in Section 162(m) which, prior to its amendment, included our CEO and three other most highly compensated executive officers (other than the CFO). An exception to this $1,000,000 deduction limitation was available with respect to compensation that qualified as “performance-based compensation” under Section 162(m), which required compliance with certain requirements set forth in Section 162(m) and the applicable regulations.

As a result of the Tax Cuts and Jobs Act that went into effect on December 22, 2017, this exception for performance-based compensation is no longer available for taxable years beginning after December 31, 2017, unless such compensation qualifies for

2021 PROXY STATEMENT        39

EXECUTIVE COMPENSATION MATTERS

certain transition relief contemplated in the legislation for certain written contracts in place as of November 2, 2017. Therefore, certain compensation paid to our covered employees in the future that may have originally been designed with the intent that such amounts qualify as performance-based compensation will not be deductible unless such plans are determined to qualify for transition relief. Because of ambiguities and uncertainties as to the scope of the transition relief available, no assurances with respect to the deductibility of such compensation can be made. In addition, beginning in 2018, the definition of “covered employees” includes any individual who served as the CEO or CFO at any time during the taxable year and the three other most highly compensated officers (other than the CEO and CFO) for the taxable year, and once an individual becomes a covered employee for any taxable year beginning after December 31, 2016, that individual will remain a covered employee for all future years.

The Compensation Committee continues to retain the discretion not to limit executive compensation to the amount deductible under Section 162(m) of the Code. The Compensation Committee may approve (and, for 2020, did approve) compensation that will not be deductible in order to ensure competitive levels of total compensation for the named executive officers, or for other reasons, if the Compensation Committee determines it is in the best interests of the Company to do so.

STOCK OWNERSHIP REQUIREMENTS

The Compensation Committee and the Board encourage executives to implement our business strategies and initiatives from the perspective of a shareholder and, to this end, encourage executives to maintain a meaningful equity stake in the Company.

To that end, we maintain the following minimum stock ownership guidelines for our executive officers:

POSITION	MULTIPLE OF BASE SALARY
CEO	5x
COO	4x
Other NEOs	2x

Each of the executive officers have until the later of five years from implementation of the stock ownership guidelines or five years from the executive’s date of hire or promotion to a new role to achieve his minimum stock ownership. Once achieved, the Board expects the NEOs to comply with the applicable minimum stock ownership guideline for as long as they are subject to the guidelines.

In addition, we have minimum stock ownership guidelines for our non-employee directors. The stock ownership guidelines require our non-employee directors to hold shares of our common stock with a minimum value equal to 5x the director’s annual cash-base retainer fee. Non-employee directors have five years to achieve their minimum stock ownership. Once achieved, the Board expects non-employee directors to maintain their stated guideline for as long as they are subject to the guidelines.

HEDGING POLICY

The Company’s Securities Trading Policy provides that no director, officer or employee of the Company or other controlled businesses (“Caesars Companies”) may enter into short sales of Company Securities (defined below) or buy or sell exchange-traded options (puts or calls) on Company Securities.

“Company Securities” means any stock, bond (including convertible notes), debentures, options, warrants or other marketable equity or debt security issued by any Caesars Company; and any security or other instrument issued by an unrelated third party and based on any equity or debt security (including exchange-traded options and credit default swaps) of any Caesars Company.

PERSONAL BENEFITS AND PERQUISITES

It is our intent to continually assess business needs and evolving market practices to ensure that perquisite offerings are competitive and in the best interest of our shareholders. For more information on perquisites, see the footnotes to the “All Other Compensation” column of the Summary Compensation Table. The named executive officer employment agreements provide for

40        CAESARS ENTERTAINMENT®

EXECUTIVE COMPENSATION MATTERS

perquisites consisting of financial planning and tax preparation fees of $6,750 ($10,000 for Mr. Gary L. Carano) per year, and an annual executive physical of up to $3,000. Effective January 1, 2018, in conjunction with a competitive review of our health and welfare benefit arrangements, we began paying short and long-term disability and life insurance premiums for the named executive officers.

Certain executive officers, as designated by the Chief Executive Officer, are approved to use Company-owned or leased aircraft for personal travel on a limited basis. The Board believes this limited benefit is an appropriate method to provide the executive officers with an occasional convenient way to integrate work and personal responsibilities.

OTHER BENEFITS

The named executive officers are eligible to participate in various benefit plans, including 401(k), health insurance, life insurance and short and long-term disability plans that are generally available to all salaried employees.

2021 PROXY STATEMENT        41

EXECUTIVE COMPENSATION MATTERS

COMPENSATION COMMITTEE REPORT

The role of the Compensation Committee is to assist the Board of Directors in its oversight of the Company’s executive compensation, including approval and evaluation of director and officer compensation plans, programs and policies and administration of the Company’s bonus and other incentive compensation plans. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for the 2021 annual meeting of shareholders.

Don R. Kornstein Chair	Courtney R. Mather	Michael E. Pegram

The above Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

42        CAESARS ENTERTAINMENT®

EXECUTIVE COMPENSATION MATTERS

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of our named executive officers for the fiscal years ended December 31, 2018, 2019 and 2020, and reflects positions held on December 31, 2020.

NAME AND PRINCIPAL POSITION	YEAR	SALARY($)	BONUS($)	STOCK AWARDS(1)($)	NON-EQUITY INCENTIVE PLAN COMPENSATION(2)($)	ALL OTHER COMPENSATION(3)($)	TOTAL ($)
Gary L. Carano Executive Chairman of the Board	2020	1,177,608	—	2,987,754	—	43,722	4,209,084
	2019	1,100,000	—	2,762,932	1,134,375	51,301	5,048,608
	2018	1,100,000	—	2,530,000	1,890,625	67,768	5,588,393
Thomas R. Reeg Chief Executive Officer	2020	1,696,800	—	11,970,501	—	25,179	13,692,480
	2019	1,600,000	—	5,241,926	1,980,000	67,768	8,889,694
	2018	900,000	—	4,730,000	1,237,500	38,474	6,905,974
Bret Yunker Chief Financial Officer	2020	823,019	—	4,721,310	—	20,999	5,565,328
	2019	499,315	—	4,411,316	412,500	7,081	5,330,212
	2018	—	—	—	—	—	—
Anthony L. Carano President and Chief Operating Officer	2020	1,082,615	—	5,291,193	—	24,545	6,398,353
	2019	1,000,000	—	2,184,166	1,031,250	38,474	4,253,890
	2018	700,000	—	2,875,000	962,500	42,905	4,580,405
Stephanie Lepori Chief Administrative and Accounting Officer	2020	504,979	—	2,983,985	103,063	11,830	3,603,857

(1)

Amounts shown represent the aggregate grant date fair value of RSUs and PSUs computed in accordance with Accounting Standards Codification 718. For a discussion of valuation assumptions, see Note 15 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 1, 2021. At the grant date, we believed that it was probable that the performance criteria applicable to the non-market-based PSUs would be met at target level and that each individual will remain employed through the date of grant. For the market-based PSUs (i.e., the PSUs based on Relative Total Shareholder Return (rTSR)), the probable outcome of achievement of the market-based TSR goals was determined using a Monte Carlo simulation model. For both the market-based and non-market based PSUs, the maximum number of PSUs eligible to vest is equal to 200% of the target award. Assuming maximum level of achievement of the PSUs with non-market-based performance conditions, the grant date fair value of the awards granted to Messrs. Gary L. Carano, Reeg, Yunker and Anthony L. Carano and Ms. Lepori during 2020 was $2,697,034, $5,116,893, $1,598,992, $2,132,029 and $344,781, respectively. Assuming maximum level of achievement of the PSUs with market-based performance conditions, the grant date fair value of the awards granted to Messrs. Reeg, Yunker and Anthony L. Carano during 2020 was $5,796,942, $2,898,436, and $2,898,436, respectively.

(2)	Amounts shown for 2018, 2019 and 2020 represent the amounts earned under our annual bonus plan in respect of performance achieved during the applicable year.

(3)	All other compensation for 2020 consisted of the following:

2021 PROXY STATEMENT        43

EXECUTIVE COMPENSATION MATTERS

NAME	LIFE INSURANCE PREMIUMS($)	LONG-TERM DISABILITY($)	USE OF CORPORATE OR LEASED AIRCRAFT ($)(1)	401(K) MATCH($)	ESTATE PLANNING AND TAX SERVICES($)	TOTAL($)
Gary L. Carano	1,332	1,948	23,762	8,550	8,130	43,722
Thomas R. Reeg	1,332	1,948	13,349	8,550	—	25,179
Bret Yunker	1,332	1,948	16,330	1,389	—	20,999
Anthony L. Carano	1,332	1,948	16,330	—	4,935	24,545
Stephanie Lepori	1,332	1,948	—	8,550	—	11,830

(1)

The amount disclosed for Messrs. Gary L. Carano, Reeg, and Anthony L. Carano reflects the aggregate incremental cost to the Company of providing each of them with certain personal use of Company-owned or leased aircraft. This cost is calculated based on the applicable hourly rate charged to the Company for leased aircraft. The cost of Company-owned aircraft is calculated based on an estimate of the aggregate incremental cost to the Company, consisting of the cost to the Company of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs and other miscellaneous variable costs. Since our aircraft is used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, depreciation of the purchase costs of our aircraft and the cost of maintenance not specifically related to trips. From time to time, certain family members who are also employees of the Company accompany Mr. Gary L. Carano on personal trips where he uses Company-owned aircraft, at little or no incremental cost to the Company.

44        CAESARS ENTERTAINMENT®

EXECUTIVE COMPENSATION MATTERS

GRANT OF PLAN-BASED AWARDS TABLE

The following table sets forth information regarding the grant of plan-based awards made during 2020 to the named executive officers.

		ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED POSSIBLE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AWARDS(2) ($)
NAME	GRANTDATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Gary L. Carano	N/A	735,625	1,471,250	2,942,500
Time-based	1/24/2020							22,779	1,348,517
Performance-based	1/24/2020				11,390	22,779	45,558		1,348,517
Time-based	8/20/2020							6,320	290,720
Thomas R. Reeg	N/A	1,284,000	2,568,000	5,136,000
Time-based	1/24/2020							43,217	2,558,446
Performance-based	1/24/2020				21,609	43,217	86,434		2,558,446
Time-based	8/20/2020							22,971	1,056,666
Performance -based	8/20/2020				41,254	82,507	165,014		5,796,942
Bret Yunker	N/A	401,250	802,500	1,605,000
Time-based	1/24/2020							13,505	799,496
Performance-based	1/24/2020				6,753	13,505	27,010		799,496
Time-based	8/20/2020							4,867	223,882
Performance-based	8/20/2020				20,627	41,253	82,506		2,898,436
Anthony L. Carano	N/A	668,750	1,337,500	2,675,000
Time-based	1/24/2020							18,007	1,066,014
Performance-based	1/24/2020				9,004	18,007	36,014		1,066,014
Time-based	8/20/2020							5,668	260,728
Performance-based	8/20/2020				20,627	41,253	82,506		2,898,436
Stephanie Lepori	N/A	108,150	216,300	432,600
Time-based	1/24/2020							2,912	172,390
Performance-based	1/24/2020				1,456	2,912	5,824		172,390
Time-based	8/20/2020							53,629	2,466,934
Time-based	8/20/2020							3,745	172,270

(1)

As shown in the 2020 ‘Non-Equity Incentive Plan Compensation’ column of the “Summary Compensation Table”, although target awards were established for 2020 (which targets were based on salary levels in effect in the beginning of 2020), the Compensation Committee determined in July 2020 that NEOs included in last year’s proxy statement would not earn a bonus in respect of 2020 performance. The Compensation Committee determined, in its discretion, that Ms. Lepori earned an annual bonus for 2020 based on the factors described in the Compensation, Discussion & Analysis.

(2)

Amounts shown represent the aggregate grant date fair value of RSUs and PSUs computed in accordance with Accounting Standards Codification 718. For a discussion of valuation assumptions, see Note 15 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 1, 2021. If the January 24, 2020 non-market PSUs are earned based on performance, they will vest and become payable at the end of the additional one-year vesting period. If earned, the August 20, 2020 rTSR PSUs will vest and become payable after the three-year performance period, based on achievement of the rTSR goals.

2021 PROXY STATEMENT        45

EXECUTIVE COMPENSATION MATTERS

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The table below shows outstanding equity awards held by the named executive officers as of December 31, 2020.

	OPTION AWARDS					STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)

Gary L. Carano						42,792	(1)	3,178,162
						38,902	(2)	2,889,252
						28,397	(3)	2,109,045
						31,121	(4)	2,311,357
						—		—	22,779	(5)	1,691,796
						22,779	(6)	1,691,796
						6,320	(9)	469,386

Thomas R. Reeg						25,877	(1)	1,921,885
						23,525	(2)	1,747,202
						53,877	(3)	4,001,445
						59,044	(4)	4,385,198
						68,918	(7)	5,118,540
						—		—	43,217	(5)	3,209,727
						43,217	(6)	3,209,727
						—		—	82,507	(8)	6,127,795
						22,971	(9)	1,706,056

Bret Yunker						13,895	(3)	1,131,982
						15,228	(4)	1,030,984
						—		—	13,505	(5)	1,003,016
						13,505	(6)	1,003,016
						—		—	41,253	(8)	3,063,860
						4,867	(9)	361,472

Anthony L. Carano						14,799	(1)	1,099,122
						13,454	(2)	999,229
						22,449	(3)	1,667,287
						24,602	(4)	1,827,191
						43,074	(7)	3,199,106
						—		—	18,007	(5)	1,337,380
						18,007	(6)	1,337,380
						—		—	41,253	(8)	3,063,860
						5,668	(9)	420,962

Stephanie Lepori						3,880	(1)	288,168
						3,528	(2)	262,025
						3,771	(3)	280,072
						4,133	(4)	306,958
						—		—	2,912	(5)	216,274
						2,912	(6)	216,274
						3,745	(9)	278,141
						53,629	(10)	3,983,026

46        CAESARS ENTERTAINMENT®

EXECUTIVE COMPENSATION MATTERS

(1)

Represents PSUs awarded in January 2018 at 110.0% of target (based upon the average of our performance in 2018 at 137.5% of target and 2019 at 82.5% of target) based upon our performance in each of year valued at $74.27 per share, which was our closing stock price as of December 31, 2020. These PSUs vested on January 1, 2021.

(2)	Represents time-based RSUs awarded in January 2018 valued at $74.27 per share, which was our closing stock price as of December 31, 2020. These RSUs vested on January 26, 2021.

(3)

Represents PSUs awarded in January 2019 at 91.25% of target (based upon the average of our performance in 2019 at 82.5% of target and 2020 at 100.0% of target (based upon our performance in 2019 and the Compensation Committee’s discretionary evaluation of performance in 2020)) each year valued at $74.27 per share, which was our closing stock price as of December 31, 2020. These PSUs are eligible to vest on January 1, 2022. Mr. Yunker’s RSUs were awarded in May 2019 and vest on May 2, 2022.

(4)

Represents time-based RSUs awarded in January 2019 valued at $74.27 per share, which was our closing stock price as of December 31, 2020. These RSUs are eligible to vest on January 25, 2022. Mr. Yunker’s RSUs were awarded in May 2019 and vest on May 2, 2022.

(5)

Represents PSUs awarded in January 2020 at 100.0% of target (based upon the Compensation Committee’s discretionary determination of performance for 2020 and assuming 100% of target for 2021) valued at $74.27 per share, which was our closing stock price as of December 31, 2020. These PSUs are eligible to vest on January 1, 2023.

(6)	Represents time-based RSUs awarded in January 2020 valued at $74.27 per share, which was our closing stock price as of December 31, 2020. These RSUs are eligible to vest on January 24, 2023.

(7)	Represents time-based RSUs awarded in October 2018 valued at $74.27 per share, which was our closing stock price as of December 31, 2020. These RSUs are eligible to vest on October 24, 2023.

(8)

Represents PSUs awarded in August 20, 2020 at 100.0% of target (based on assuming the targeted relative Total Shareholder Return metric is achieved) valued at $74.27 per share, which was our closing stock price as of December 31, 2020. These PSUs are eligible to vest on August 20, 2023.

(9)

Represents time-based RSUs awarded on August 20, 2020 valued at $74.27 per share, which was our closing stock price as of December 31, 2020. These RSUs are eligible to vest one-third on each anniversary of the grant date.

(10)

Represents time-based RSUs awarded on August 20, 2020 valued at $74.27 per share, which was our closing stock price as of December 31, 2020. These RSUs are eligible to vest one-third on August 20, 2023.

2020 OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth information regarding the exercise of stock options and the vesting of stock awards for each of our Named Executive Officers during the fiscal year ended December 31, 2020.

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)
Gary L. Carano	—	—	132,927	7,819,034
Thomas R. Reeg	—	—	77,308	4,547,412
Bret Yunker	—	—	30,400	575,472
Anthony L. Carano	—	—	40,227	2,366,233
Stephanie Lepori	—	—	16,675	984,941

(1)

Value realized was computed by multiplying the number of RSUs and PSUs that vested during 2020 for the applicable NEOs, multiplied by the closing stock price of the underlying shares of our common stock on the applicable vesting date. Shares that have vested remain subject to the applicable stock ownership guidelines.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The Company is party to employment agreements with Messrs. Gary L. Carano, Reeg, Yunker and Anthony L. Carano. On October 1, 2018, in connection with the change in management structure, the Company entered into amendments to the employment agreements between the Company and each of Messrs. Reeg, Gary L. Carano and Anthony L. Carano. These amendments became effective January 1, 2019. On February 1, 2019, the Company entered into an employment agreement with Mr. Yunker, and he began employment with the Company on May 2, 2019. On April 8, 2020, the Company entered into an

2021 PROXY STATEMENT        47

EXECUTIVE COMPENSATION MATTERS

agreement with each of Messrs. Thomas R. Reeg, Gary L. Carano, Bret Yunker, and Anthony Carano reflecting their agreement to reduce each of their base salaries until such time as the Chief Executive Officer, in consultation with the Independent Lead Director, determine otherwise. This temporary reduction in base salary became effective April 11, 2020 and salaries were later increased upon the merger with Former Caesars.

The description below reflects the terms of each NEO’s employment agreement in effect during 2020.

Each NEO’s employment agreement has a three-year term with automatic one-year renewals unless a notice of non-renewal was provided by either party at least three months before the scheduled renewal date. The expiration date of the current term of employment for each of the NEOs under the employment agreements is January 1, 2022 for Messrs. Gary L. Carano, Reeg and Anthony L. Carano, and May 2, 2022 for Mr. Yunker. If a “change in control” (as defined in the agreements) occurs during the term of the named executive officer’s agreement, the term of such agreement will be extended to the second year following such change of control, subject to automatic renewal for subsequent periods.

In the event of a termination of Mr. Gary L. Carano’s and Mr. Reeg’s employment without “cause” or if either of them terminates his employment for “good reason” (each as defined in their agreements), then such executive would be entitled to receive (i) a lump-sum payment equal to 1.5 times the sum of his base salary and annual incentive award target, or 2.99 times such amount in the event of such a termination within two years following a change in control, (ii) a lump-sum payment of a prorated portion of his actual annual incentive award for the year of termination, if any, or a prorated portion of his annual incentive award at target level in the event of such a termination within two years following a change in control, (iii) a lump-sum payment equal to 18 months of health benefits coverage, or 24 months if such a termination is within two years following a change in control, and (iv) if such termination is not in connection with a change in control, outplacement services for no more than 18 months and in an amount not to exceed $15,000 in the aggregate.

With respect to Mr. Anthony Carano and Bret Yunker in the event that we terminated the executive’s employment without “cause” or if such executive terminated his employment for “good reason” (each as defined in the applicable executive’s agreement), such executive would be entitled to receive (i) his unpaid salary, accrued and unused vacation, and unreimbursed business expenses through the date of termination (the “Accrued Rights”), (ii) a lump-sum payment equal to 1.0 times the sum of such executive’s base salary and annual incentive award target (or 2.0 times such amount in the event of such a termination within two years following a change in control), (iii) a lump-sum payment of a prorated portion of such executive’s actual annual incentive award for the calendar year that includes the date of the termination, if any, or a prorated portion of such executive’s annual incentive award at target level in the event of such a termination within two years following a change in control, (iv) a lump-sum payment equal to 12 months of health benefits coverage (or 18 months if such a termination is within two years following a change in control), and (v) if such termination is not in connection with a change in control, outplacement services for no more than 12 months and in an amount not to exceed $10,000.

The agreements include non-competition and non-solicitation provisions that apply for 12 months (18 months for Mr. Gary L. Carano and Mr. Reeg) following the executive’s termination of employment.

Ms. Lepori, along with other select senior leaders of the Company, is covered by the Company’s Change In Control Severance Plan (“Severance Plan”) in the event that her employment is terminated during the two-year period beginning on the date of a Change in Control (as defined in the Severance Plan), other than for “cause”, “disability”, death, or by Ms. Lepori voluntarily without “good reason” (each as defined in the Severance Plan). In the event of such termination, Ms. Lepori would be entitled to receive (i) her unpaid salary, accrued and unused vacation, and unreimbursed business expenses through the date of termination (ii) a lump-sum payment equal to 1.0 times the sum of such her base salary and annual incentive award target, (iii) a lump-sum payment of a prorated portion of her actual annual incentive award for the calendar year that includes the date of the termination, (iv) a lump-sum payment equal to 12 months of health benefits coverage, and (v) outplacement services for no more than 12 months and in an amount not to exceed $10,000. If Ms. Lepori’s employment is involuntarily terminated by the Company without a change-in-control and without cause, she would be eligible for benefits under the Company’s Severance Pay Program. Under this plan, Ms. Lepori would be eligible for (i) six months of salary continuance, (ii) COBRA continuation coverage under the welfare benefit plan, and (iii) outplacement services paid by the Company.

48        CAESARS ENTERTAINMENT®

EXECUTIVE COMPENSATION MATTERS

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

The following table describes and quantifies certain compensation that would become payable under existing agreements, plans and arrangements, with named executive officers, as described above if the triggering event occurred on December 31, 2020, given compensation levels as of such date and, if applicable, based on our closing stock price on that date.

NAME	COMPENSATION COMPONENTS	VOLUNTARY($)	INVOLUNTARY WITH CAUSE($)	INVOLUNTARY WITHOUT CAUSE OR FOR GOOD REASON($)	DEATH($)	DISABILITY($)	CHANGE IN CONTROL($)	CHANGE IN CONTROL WITH TERMINATION($)
Gary L. Carano	Cash Severance	—	—	4,725,000	1,750,000	1,750,000	—	9,450,000
	Other Benefits	—	—	36,168	1,000,000	14,112	—	28,224
	Restricted Stock Units	—	—	13,923,562	13,923,562	13,923,562	13,871,408	14,340,794
Thomas R. Reeg	Cash Severance	—	—	9,000,000	4,000,000	4,000,000	—	18,000,000
	Other Benefits	—	—	30,928	1,000,000	20,928	—	41,846
	Restricted Stock Units	—	—	24,464,152	24,464,152	24,464,152	23,593,724	31,427,575
Bret Yunker	Cash Severance	—	—	2,250,000	1,250,000	1,250,000	—	4,500,000
	Other Benefits	—	—	18,004	1,000,000	8,004	—	12,006
	Restricted Stock Units	—	—	4,549,664	4,549,664	4,549,664	4,509,501	7,594,404
Anthony L. Carano	Cash Severance	—	—	2,925,000	1,625,000	1,625,000	—	5,850,000
	Other Benefits	—	—	30,688	1,000,000	20,688	—	31,032
	Restricted Stock Units	—	—	11,853,897	11,853,897	11,853,897	11,466,695	14,951,517
Stephanie Lepori	Cash Severance	—	—	428,063	103,063	103,063	—	1,143,063
	Other Benefits	—	—	14,776	1,000,000	—	—	21,940
	Restricted Stock Units	—	—	2,319,286	2,319,286	2,319,286	1,876,728	5,859,754

2021 PROXY STATEMENT        49

EXECUTIVE COMPENSATION MATTERS

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of Mr. Reeg, our Chief Executive Officer, and the annual total compensation of all of our employees. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To determine the median of the total annual compensation of all of our employees, we utilized the following methodology.

For purposes of calculating the 2020 pay ratio, we identified a new median employee in respect of 2020. For purposes of determining the median employee in respect of 2020, we determined that, as of December 31, 2020, the employee population of the Company and its consolidated subsidiaries consisted of approximately 55,721 employees as reflected in our internal payroll records. This population included full-time, part-time and seasonal employees employed by us on that date. Less than 5% of our employee population is located outside the US. Under the de minimis exception, we excluded approximately 377 employees in South Africa.

To identify our median employee from this population for 2020, we used cash compensation paid during 2020, consisting of base cash salary for salaried employees and cash compensation paid at the applicable hourly rate for non-salaried employees, plus bonus payments, other cash-based wages and matching contributions to the employees’ 401k plan account for all employees. We annualized the cash compensation for any employees who were hired during 2020. Certain of our non-salaried employees also may receive tip income, which we excluded for purposes of determining the median employee. The median employee annual total compensation was lower than recent years due to various reasons, including a substantial portion of employees being furloughed in 2020 and working less on average than in recent years.

We determined that the median employee’s annual total compensation for 2020 was $24,653 and the annual total compensation of our CEO was $13,692,480 as shown in the “Total” column of the Summary Compensation Table included in this Proxy Statement. Based on this information, for 2020 the ratio of the annual total compensation of Mr. Reeg to the annual total compensation of the median employee was 555 to 1.

Because the SEC rules for identifying the median employee of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies may utilize different methodologies in calculating their pay ratios.

50        CAESARS ENTERTAINMENT®

EXECUTIVE COMPENSATION MATTERS

DIRECTOR COMPENSATION

The Compensation Committee is responsible for reviewing director compensation and making relevant recommendations to the Board. Aon, the Compensation Committee’s independent consultant, annually prepares a competitive total compensation study against the same peers as used for our annual executive compensation study.

Prior to the Merger, for 2020, the annual cash retainer fee was $85,000, and the annual restricted stock unit grant was $175,000. In addition, each committee member, except for the Board committee chairs, was entitled to the following annual cash retainer: Audit Committee: $15,000; Compensation Committee: $10,000; and Nominating and Corporate Governance Committee: $7,500. Each Board committee chair was entitled to the following annual retainer: Audit Committee Chair: $30,000; Compensation Committee Chair: $20,000; and Nominating and Corporate Governance Committee Chair: $15,000. The Lead Independent Director was also entitled to an additional $25,000 annual cash retainer. In April 2020, cash fees were reduced by 30% through the closing of the Merger.

Following the Merger, the Compensation Committee approved the following director compensation program, based on a report and recommendation provided by Aon:

COMPONENT	ANNUAL AMOUNT
Annual retainer	$100,000
Audit Committee service	$20,000
Compensation Committee service	$15,000
Corporate Social Responsibility Committee service	$15,000
Nominating and Corporate Governance Committee service	$10,000
Audit Committee Chair	$40,000
Compensation Committee Chair	$30,000
Corporate Social Responsibility Committee Chair	$30,000
Nominating and Corporate Governance Committee Chair	$20,000
Annual equity grant	$225,000

For the post-Merger period, the $225,000 annual equity grant was paid in cash, pro-rated for the number of days remaining in the 2020 calendar year following the Merger. For legacy ERI directors who remained on the Board following the Merger, this amount was further pro-rated to account for the annual equity grant made in January 2020 in the form of RSUs having a grant date value of $175,000. Mr. Kornstein also received 5,550 fully vested restricted stock units (having a grant date fair value of $253,000) in consideration for his service as Vice Chairman of the Board and for the additional duties and responsibilities he has undertaken in connection with his role on the Board, including the additional time and efforts Mr. Kornstein has expended on matters related to strategic and operational initiatives given his significant industry experience..

All of our directors are reimbursed for expenses incurred in connection with their service on the Board. In addition, as a casino- entertainment and hospitality services provider, we are able to provide perquisites relating to food and beverage, hotel, entertainment and related offerings at little or no additional cost to us. These offerings allow members of our Board and management the opportunity to better understand and experience our products and services. In no case did the total value of perquisites, computed based on the aggregate incremental cost to us, exceed $10,000 per non-employee director in 2020.

2021 PROXY STATEMENT        51

EXECUTIVE COMPENSATION MATTERS

The following table sets forth the compensation provided by the Company to non-employee directors during 2020:

NAME	FEES EARNED OR PAID IN CASH ($)(7)	STOCK AWARD OR UNIT ($)(8)(9)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Bonnie S. Biumi	127,792	174,344	—	302,136
Jan Jones Blackhurst(1)(4)	163,487	—	6,173	169,660
Keith Cozza(2)	—	—	—	—
Frank J. Fahrenkopf Jr.	136,333	174,344	—	310,677
James B. Hawkins(3)	74,250	174,344	—	248,594
Don R. Kornstein(1)(4)	198,172	253,000	2,361	453,533
Gregory J. Kozicz(3)	64,125	174,344	—	238,469
Courtney R. Mather(1)(5)	164,031	—	—	164,031
James Nelson(2)(6)	161,259	150,000	100,000	411,259
Michael E. Pegram	131,708	174,344	—	306,052
David P. Tomick	192,572	174,344	—	366,916
Roger P. Wagner(3)	75,938	174,344	—	250,282

(1)	Ms. Jones Blackhurst and Messrs. Kornstein and Mather were appointed to the Board effective as of the closing of the Merger.

(2)

Messrs. Cozza and Nelson were appointed to the Board effective as of the closing of the Merger. Mr. Nelson resigned from the Board on October 23, 2020. Mr. Cozza resigned from the Board on July 24, 2020.

(3)	Messrs. Hawkins, Kozicz and Wagner resigned from the Board effective as of the closing of the Merger.

(4)

Mr. Kornstein and Ms. Jones Blackhurst receives medical, dental and vision insurance coverage under the Former Caesars health insurance plans, which plans were assumed by the Company in connection with the Merger. The amount shown under “All Other Compensation” represents the amounts paid by the Company in respect of the post-Merger period in connection with providing Mr. Kornstein and Ms. Jones Blackhurst with these benefits.

(5)	Mr. Mather previously elected to defer his cash retainer fees into deferred phantom stock units under the Caesars Entertainment Corporation Outside Director Deferred Compensation Plan.

(6)

On October 23, 2020, the Company and Mr. Nelson entered into a Consulting Agreement pursuant to which Mr. Nelson would provide consulting services to the Board and the Company’s chief executive officer for a period of 12 months (or until earlier terminated by either party). In consideration for these services, Mr. Nelson received a cash payment of $100,000 and a number of restricted stock units having a grant date value of $150,000, which were fully vested and settled on the grant date.

(7)

Represents fees paid in cash in respect of service during calendar year 2020, as described in more detail above. Includes the cash payments made during the 3rd quarter in respect of the post-Merger annual equity retainer amount of $225,000, which was paid in cash for 2020 as follows: For Messrs. Tomick, Fahrenkopf and Pegram and Ms. Biumi, this amount was $22,466 (after taking into account the annual equity grant made in January 2020 in the form of RSUs having a grant date value of $175,000), and for Messrs. Kornstein, Mather and Nelson and Ms. Jones Blackhurst, this amount was $101,096, which represents a pro-rated amount for the number of days remaining in the 2020 calendar year following the Merger. Mr. Kornstein was appointed as Chairman of the Board of Directors of Caesars Entertainment UK Limited (“CEUK”) on November 10, 2020. In consideration for his service specifically related to Chairman of the Board of CEUK and his leadership efforts in connection with potential strategic alternatives outside the U.S., our Board of Directors approved additional compensation for Mr. Kornstein of $28,000/quarter beginning with the fourth quarter of 2020 (as reflected in the above table) and continuing until September 30, 2021.

(8)

Amounts shown represent the grant date fair value of stock awards calculated in accordance with FASB ASC 718. In January 2020, non-employee directors received a number of fully vested restricted stock units having a grant date value of $174,344. As described above, in August 2020, Mr. Kornstein received a number of restricted stock units having a grant date value of $253,000 in consideration for his role as Vice Chairman of the Board and for the additional duties and responsibilities he has undertaken in connection with his role on the Board given his significant industry experience, which restricted stock units were fully vested and settled on the grant date.

(9)	As of December 31, 2020, none of the non-employee directors held unvested stock awards.

Pursuant to the Caesars Entertainment Corporation Outside Director Deferred Compensation Plan (“Director Deferred Compensation Plan”), which was assumed by the Company in connection with the Merger and adopted by the Board effective as of January 1, 2021, non-employee directors have an opportunity to defer their Board compensation and equity grants.

52        CAESARS ENTERTAINMENT®

EXECUTIVE COMPENSATION MATTERS

As described above in the section titled “Board Leadership and Risk Oversight”, as a publicly traded corporation registered with and licensed by multiple regulatory bodies and as required by the Mississippi Gaming Commission, Nevada Gaming Commission, and New Jersey Casino Control Commission, we maintain a Compliance Committee, which currently includes independent directors Messrs. Fahrenkopf and Pegram, and non-director members A.J. “Bud” Hicks (who serves as the chairperson and an independent member of the Compliance Committee), Anthony L. Carano, Stephanie Lepori and Jeffrey Hendricks (who serves as the Compliance Officer). Mr. Edmund L. Quatmann, Jr. also serves as an ex-officio member of the Compliance Committee. Messrs. Fahrenkopf and Pegram each receive an annual cash retainer fee of $7,500 for service on the Compliance Committee, which is included in the table above.

2021 PROXY STATEMENT        53

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On July 17, 2020, the Audit Committee approved the engagement of Deloitte & Touche LLP (“Deloitte”), and dismissal of Ernst and Young LLP, as the Company’s independent registered public accounting firm effective following the completion of the review of the Company’s results of operations for the quarter ended June 30, 2020. Deloitte previously served as the independent registered public accounting firm of Former Caesars since 2002, and was engaged to serve as the independent registered public accounting firm for the combined company in connection with the Merger.

The Audit Committee reviews the performance and independence of the independent registered public accounting firm annually. If the Company’s shareholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Deloitte as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.

Representatives of Deloitte will be present at the Annual Meeting, and they will have the opportunity to make a statement if they desire to do so. We also expect that they will be available to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021.

54        CAESARS ENTERTAINMENT®

AUDIT-RELATED MATTERS

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

The purpose of the Audit Committee is to oversee our accounting and financial reporting processes and our consolidated financial statements. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are “independent,” as required by applicable listing standards of NASDAQ and the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The Audit Committee operates pursuant to an Audit Committee Charter that was adopted in July 2020. As set forth in the Audit Committee Charter, our management is responsible for the preparation, presentation and integrity of our consolidated financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining our accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the U.S. In addition, our independent registered public accounting firm expresses an opinion on the effectiveness of our internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

As part of its responsibility to monitor and oversee our internal controls over financial reporting the Audit Committee received and reviewed periodic reports and updates from our management and our independent registered public accounting firm on our compliance with our obligations relating to documenting and testing its internal controls over financial reporting. The Audit Committee also discussed with management, and our independent registered public accounting firm, management’s assessment of the effectiveness of our internal controls over financial reporting, which was included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and our independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 61, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence, including the PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, as currently in effect, and has discussed with the independent registered public accounting firm that firm’s independence.

Our members of the Audit Committee are not full-time employees and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our consolidated financial statements has been carried out in accordance with the audit standards of the PCAOB, that the consolidated financial statements are presented in accordance with generally accepted accounting principles or that our independent registered public accounting firm is in fact “independent.”

2021 PROXY STATEMENT        55

AUDIT-RELATED MATTERS

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020.

David P. Tomick Chair	Bonnie S. Biumi	Courtney R. Mather

POLICY ON AUDIT COMMITTEE PRE-APPROVAL

The Audit Committee’s charter provides for the pre-approval of audit and non-audit services performed by our independent registered public accounting firm(s). Under the charter, the Audit Committee may pre-approve specific services, including fee levels, by the independent registered public accounting firm(s) in a designated category (audit, audit-related, tax services and all other services). The Audit Committee may delegate, in writing, this authority to one or more of its members, provided that the member or members to whom such authority is delegated must report their decisions to the Audit Committee at its next scheduled meeting. All audit, tax and other services provided by Ernest & Young prior to the Merger and Deloitte were and are pre-approved by the Audit Committee.

FEES PAID TO AUDITORS

The following table summarizes the aggregate fees paid or accrued by the Company to Deloitte during 2020:

2020 ($)
Audit Fees(1)	6,898,064
Audit-Related Fees(2)	860,000
Tax Fees(3)	319,799
All Other Fees	—
Total	8,077,863

(1)	Audit fees include:

•

Audit of the Company’s annual financial statements, including the audits of the various subsidiaries’ financial statements, including those of gaming operations as required by the regulations of the respective jurisdictions;

•	Sarbanes-Oxley Act, Section 404 attestation services;

•	Reviews of the Company’s quarterly financial statements;

•	Consents and other services related to SEC matters and debt offerings; and

•	Related out-of-pocket expenses.

(2)	Audit-Related Fees include:

•	Quarterly revenue and compliance audits performed at certain of our properties as required by state gaming regulations;

•	Audits of employee benefit plans;

•	Agreed-upon procedures engagements; and

•	Related out-of-pocket expenses.

(3)	Tax Fees include:

•	Tax-planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result. Such services consisted of:

i.	Tax advice related to review of IRC Section 163(j) modeling for state impact of the CARES Act;

ii.	Tax advice related to review of the COVID-19 Retention Credit under the CARES Act;

iii.	Tax advice related to applicability of the Work Opportunity Tax Credit;

iv.	Tax advice related to research and development activities and expenditures related to IRC Section 41;

56        CAESARS ENTERTAINMENT®

AUDIT-RELATED MATTERS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S INDEPENDENCE

In considering the nature of the services provided by the independent registered public accounting firm, the Audit Committee discussed these services with the independent registered public accounting firm and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. The Audit Committee determined that such services are compatible with the provision of independent audit services.

2021 PROXY STATEMENT        57

PROPOSAL 5—APPROVAL AND ADOPTION OF AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

On April 8, 2021, the Board approved and adopted an amendment (the “Common Stock Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, subject to approval and adoption by the Company’s shareholders. The Common Stock Amendment increases the total number of authorized shares of Common Stock from 300,000,000 shares to 500,000,000 shares. The Common Stock Amendment is set forth in relevant portion below:

“The Corporation is authorized to issue five hundred million (500,000,000) shares of Common Stock having a par value of $0.00001 per share (hereinafter referred to as “Common Stock”). Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the shareholders of the Corporation for their vote.”

The Board believes that the adoption of the Common Stock Amendment is in the best interests of the Company and its shareholders. The adoption of the Common Stock Amendment would provide the Company with the flexibility to issue shares for financing and other business purposes in the future, including acquisition and development of other gaming opportunities, establishing strategic relationships with other companies, stock dividends, present and future employee benefit programs and other corporate purposes. Unless further shareholder approval is required for a proposed issuance of additional shares of Common Stock by Nasdaq or other applicable rules and regulations, the additional shares may be issued without the delay and costs associated with holding a special meeting of shareholders to obtain approval. The Company has no current plans or proposals to use the newly authorized shares for acquisition transactions or development opportunities, equity financing, stock dividends, present and future employee benefit programs or other corporate purposes.

The additional shares of stock for which authorization is sought would be identical in all respects to the shares of our stock now authorized, having the same par value, voting rights and rights to dividends and other distributions. As a result, an increase in the number of authorized shares of common stock would not, in itself, have any effect on the rights of the holders of the Company’s Common Stock, and the relative rights and limitations of the holders of Common Stock would remain unchanged under the Common Stock Amendment. However, shareholders of the Company do not currently possess, nor upon the adoption of the proposed amendment will they acquire, preemptive rights entitling them, as a matter of right, to subscribe for the purchase of any shares, rights, warrants or other securities or obligations convertible into, or exchangeable for, securities of the Company. While the adoption of the Common Stock Amendment will not impact the rights of holders of currently outstanding shares of Common Stock, the issuance of additional shares of Common Stock in the future could have effects incidental to increasing the number of shares of Common Stock outstanding, such as dilution of earnings per share and voting rights of current holders of our Common Stock.

The additional shares of Common Stock that would become available for issuance if proposal is adopted could also be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, without further shareholder approval, the Board could approve a strategic sale of shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized number of shares of Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board of Directors currently aware of any such attempts directed at the

58        CAESARS ENTERTAINMENT®

Company), shareholders should be aware that approval of the proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

If this proposal is not approved by our shareholders, our financing alternatives and ability to pursue business opportunities integral to future growth and success, including new gaming acquisition and development opportunities and strategic relationships, may be limited by the lack of sufficient unissued and unreserved authorized shares of Common Stock. In addition, our future success depends upon our ability to attract, retain and motivate key employees, which could be adversely impacted if we do not have sufficient shares of authorized Common Stock available to provide equity incentive awards that are determined to be appropriate by the Compensation Committee.

The Common Stock Amendment will become effective upon the filing of the amendment with the Secretary of State of the State of Delaware. We currently plan to file the Common Stock Amendment promptly after the Annual Meeting and receipt of any required regulatory approvals if this proposal is approved by shareholders holding the majority of the voting power of the outstanding shares of our Common Stock as of the record date.

THE BOARD HAS UNANIMOUSLY APPROVED THE COMMON STOCK AMENDMENT AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL AND ADOPTION OF THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK .

2021 PROXY STATEMENT        59

PROPOSAL 6—APPROVAL AND ADOPTION OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFCATE OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF PREFERED STOCK

On April 8, 2021, the Board approved and adopted an amendment (the “Blank Check Preferred Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, subject to approval and adoption by the Company’s shareholders, authorizing the issuance of 150,000,000 shares of preferred stock. The Restated Certificate of Incorporation does not currently authorize the issuance of shares of preferred stock. The Blank Check Preferred Amendment is set forth in relevant portion below:

“The Corporation is further authorized to issue 150,000,000 shares of Preferred Stock at a par value of $0.00001 per share. The Board of Directors is hereby expressly authorized to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.”

The term “blank check” is often used to refer to preferred stock, the creation and issuance of which is authorized by the shareholders in advance and the terms, rights and features of which are determined by the Board from time to time. The authorization of blank check preferred stock would permit the Board to create and issue preferred stock from time to time in one or more series. Subject to the Company’s Amended and Restated Certificate of Incorporation as amended from time to time, and the limitations prescribed by law or by the Nasdaq Stock Market, the Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue preferred shares, to fix the number of shares and to change designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights, dividend rates, terms of redemption, redemption prices, voting rights, conversion rights, and liquidation preferences of the shares constituting any series of preferred stock, in each case without any further action or vote by the shareholders. The Board would be required to make any determination to issue shares of preferred stock based on its judgment that doing so would be in the best interests of the Company and its shareholders.

The issuance of shares of preferred stock could affect the relative rights of the Company’s shares of common stock. Depending upon the exact terms, limitations and relative rights and preferences, if any, of the shares of preferred stock as determined by the Board of Directors at the time of issuance, the holders of shares of preferred stock may be entitled dividends, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution of the Company, redemption rights, rights to convert their shares of preferred stock into shares of common stock, and voting rights which would dilute the voting control of the Company by the holders of shares of common stock. Depending on the particular terms of any series of the preferred stock, holders thereof may have significant voting rights and the right to representation on the Board. In addition, the approval of the holders of shares of preferred stock, voting as a class or as a series, may be required for the taking of certain corporate actions, such as mergers.

60        CAESARS ENTERTAINMENT®

The adoption of the Blank Check Preferred Amendment would provide the Company with the flexibility to issue shares for financing and other business purposes in the future, including:

•	acquisition and development of other gaming opportunities,

•	establishing strategic relationships with other companies,

•	stock dividends,

•	present and future employee benefit programs.

Unless further shareholder approval is required for a proposed issuance of additional shares of Preferred Stock by Nasdaq or other applicable rules and regulations, the additional shares may be issued without the delay and costs associated with holding a special meeting of shareholders to obtain approval. The Board has no immediate plans, understandings, agreements or commitments to issue any preferred stock or, except in the case of existing equity compensation plans, to issue additional shares of common stock.

While shares of preferred stock may also be used as a tool to oppose unwelcome takeover attempts, including through adoption of a rights plan or a “poison pill”, this proposal to authorize preferred stock has been prompted by business and financial considerations. We are not currently aware of any such acquisition attempts directed at the Company and we have no intention of utilizing the preferred stock as a takeover defense. In addition, our Bylaws require that any rights plan approved by the Board of Directors, whether or not it involves the issuance of preferred stock, also be approved by our shareholders.

If this proposal is not approved by our shareholders, our financing alternatives and ability to pursue business opportunities integral to future growth and success, including new gaming acquisition and development opportunities and strategic relationships, may be limited or may be more expensive because we do not have the flexibility provided by preferred equity financing structures.

The Blank Check Preferred Amendment will become effective upon the filing of the amendment with the Secretary of State of the State of Delaware. We currently plan to file the Blank Check Preferred Amendment promptly after the Annual Meeting and receipt of any required regulatory approvals if this proposal is approved by shareholders holding the majority of the voting power of the outstanding shares of our Common Stock as of the record date.

THE BOARD HAS UNANIMOUSLY APPROVED THE AUTHORIZATION OF THE BLANK CHECK PREFERRED AMENDMENT AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL AND ADOPTION OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF PREFERRED STOCK.

2021 PROXY STATEMENT        61

OTHER INFORMATION

OTHER BUSINESS

Management is not aware at this date that any other business matters will come before the meeting. If, however, any other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote thereon in accordance with their judgment. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the annual meeting. The proxy card contains discretionary authority for them to do so.

NOTICE REGARDING ABANDONED PROPERTY LAW OF NEW YORK STATE

We have been informed by our transfer agent, Continental Stock Transfer & Trust Company (the “Transfer Agent”), that New York State now requires the Company’s Transfer Agent to report and escheat all shares held by our record shareholders if there has been no written communication received from the shareholder for a period of five years. This regulation pertains specifically to corporate issuers who do not pay dividends and their shareholders with New York, foreign or unknown addresses. The law mandates escheatment of shares even though the certificates are not in the Transfer Agent’s possession, and even though the shareholder’s address of record is apparently correct.

The Transfer Agent has advised us that the law requires the Transfer Agent to search its records as of June 30 each year in order to determine those New York resident shareholders from whom it has had no written communication within the past five years. Written communication would include transfer activity, voted proxies, address changes or other miscellaneous written inquiries. For those shareholders who have not contacted the Transfer Agent in over five years, a first-class letter must be sent notifying them that their shares will be escheated in November if they do not contact the Transfer Agent in writing prior thereto. All written responses will be entered in the Transfer Agent’s files, but those who do not respond will have their shares escheated. Shareholders will be able to apply to New York State for the return of their shares.

Accordingly, shareholders that may be subject to New York’s Abandoned Property Law should make their inquiries and otherwise communicate, with respect to us, in writing. Shareholders should contact their attorneys with any questions they may have regarding this matter.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

RELATED PARTY TRANSACTION POLICY

APPROVAL OF RELATED PARTY TRANSACTIONS

Our Code of Ethics and Business Conduct (the “Code”) requires that any proposed transaction between us and a related party, or in which a related party would have a direct or indirect material interest, be promptly disclosed to our Compliance Committee. The Compliance Committee is required to disclose such proposed transactions promptly to our Audit Committee.

Our Audit Committee Charter and the Code requires our Audit Committee to review and approve all of our related party transactions. Any director having an interest in the transaction is not permitted to vote on such transaction. The Audit Committee will determine whether or not to approve any such transaction on a case-by-case basis and in accordance with the provisions of the Audit Committee Charter and the Code, including the standards set forth in the Conflicts of Interest Policy contained in the Code. Under the Code, a “related party” is any of the following:

•	a director (or director nominee);

•	an executive officer of the Company;

62        CAESARS ENTERTAINMENT®

OTHER INFORMATION

•	an immediate family member of any executive officer or director;

•	a beneficial owner of five percent or more of any class of our voting securities;

•	an entity in which one of the above described persons has a substantial ownership interest or control of such entity; or

•	any other person or entity that would be deemed to be a related person under Item 404 of SEC Regulation S-K or applicable NASDAQ rules and regulations.

A related party transaction is defined as a transaction, arrangement or relationship (or any series of similar transactions, arrangements, or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any related party had, has or will have a direct or indirect interest.

RELATED PARTY TRANSACTIONS

LEASED PROPERTY

We own the entire parcel on which Eldorado Reno is located, except for approximately 30,000 square feet which is leased from C. S. & Y. Associates, which is an entity partially owned by Recreational Enterprises, Inc. (“REI”), which is owned by members of the Carano family, including Gary L. Carano, and various trusts of which members of the Carano family are beneficiaries. In addition, each of Gary L. Carano and Thomas R. Reeg serve as members of the board of directors of REI. The lease expires on June 30, 2057. Rent pursuant to the lease amounted to $0.6 million in 2020. As a result of the impact of the COVID-19 pandemic on Eldorado Reno’s revenues due to the closure of the casino, an amendment was executed to defer rental payments for a portion of 2020, not to exceed three months, until 2021 and 2022.

COMPENSATION PAID TO FAMILY MEMBERS

For the period beginning January 1, 2020 to April 12, 2021, family members who are related to Gary L. Carano and Thomas R. Reeg were paid compensation in connection with their positions as follows:

NAME	RELATIONSHIP	POSITION	ENTITY	CASH & OTHER COMPENSATION ($)(1)	2020 RSUs ($)(2)	2021 RSUs ($)(3)	TOTAL ($)
Cindy Carano	Sister of Gary L. Carano	Executive Director of Community Relations	Silver Legacy, Eldorado Reno and Circus Circus Reno	176,581	—	18,301	194,882

Glenn Carano	Brother of Gary L. Carano	Senior Vice President of Regional Operations and GM of The Row	Caesars Entertainment Services	785,551	1,025,046	407,243	2,217,840

William Reeg	Brother of Thomas R. Reeg	Senior Vice President of Regional Operations	Caesars Entertainment Services	493,820	678,258	337,859	1,509,937

Shawn Clancy	Brother-in-law of Thomas R. Reeg	Chief Development Officer	Caesars Entertainment Services	452,286	582,384	205,780	1,240,450

Nina Carano	Daughter of Gary L. Carano	Director of Corporate Advertising	Caesars Entertainment Services	232,209	—	18,301	250,510

Katie Carano Miller	Daughter of Gary L. Carano	Senior Vice President, Communications and Government Relations	Caesars Entertainment Services	305,599	504,468	189,898	999,965

2021 PROXY STATEMENT        63

OTHER INFORMATION

NAME	RELATIONSHIP	POSITION	ENTITY	CASH & OTHER COMPENSATION ($)(1)	2020 RSUs ($)(2)	2021 RSUs ($)(3)	TOTAL ($)
Gene Carano	Brother of Gary L. Carano	Vice President of Operations	Caesars Entertainment Services	229,447	—	—	229,447

Gregg Carano	Brother of Gary L. Carano	Senior Vice President of Food and Beverage	Caesars Entertainment Services	289,622	—	—	289,622

Donald Carano II	Nephew of Gary L. Carano	Director of Food and Beverage	Silver Legacy, Eldorado Reno and Circus Circus Reno	138,019	—	18,301	156,320

(1)	Includes base salary, bonus amounts paid in respect of 2020, 401(k) matching contributions, insurance premiums and certain reimbursement for outings with clients.

(2)	Represents aggregate grant date fair value of performance and time-based RSUs granted during 2020.

(3)	Represents aggregate grant date fair value of performance and time-based RSUs granted during 2021.

SECURITY OWNERSHIP

The following table provides certain information regarding the beneficial ownership of our outstanding capital stock based on public disclosures or otherwise known to the Company as of April 16, 2021:

•	Each person or group known to us to be the beneficial owner of more than 5% of our capital stock;

•	Each of our named executive officers in the Summary Compensation Table;

•	Each of our directors and director nominees; and

•	All of our current directors and executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community or marital property laws, the persons identified in the table possess sole voting and investment power with respect to all shares of common stock held by them. Shares of common stock subject to options currently exercisable or exercisable within 60 days of April 16, 2021 are deemed outstanding for the purpose of calculating the percentage of outstanding shares of the person holding these options, but are not deemed outstanding for the purpose of calculating the percentage of outstanding shares owned by any other person.

64        CAESARS ENTERTAINMENT®

OTHER INFORMATION

The percentage of class is based on 208,601,738 shares of our common stock outstanding as of April 16, 2021 (this number of outstanding shares does not include the Escrow Trust Shares (as defined below in the section “Information About Voting and the Meeting—Who is Entitled to Vote?”)). Unless otherwise indicated, the address for each of the shareholders listed below is c/o 100 West Liberty Street, Suite 12th Floor, Reno, Nevada, 89501.

NAME OF BENEFICIAL OWNER	SHARES OF COMMON STOCK BENEFICIALLY OWNED (#)	PERCENTAGE OF CLASS (%)
>5% Shareholders
FMR LLC(1)	26,532,689	12.7193%
BlackRock Inc.(2)	26,743,390	12.8203%
The Vanguard Group, LLC(3)	21,582,944	10.3465%
Capital Research Global Investors(4)	12,209,449	5.853%
Capital World Investors(5)	11,118,142	5.3298%
Non-Employee Directors
Bonnie S. Biumi(6)	24,795	*
Jan Jones Blackhurst	2,933	*
Frank J. Fahrenkopf(7)	49,015	*
Don R. Kornstein(8)	28,262	*
Courtney R. Mather(9)	15,734	*
Michael E. Pegram(10)	130,712	*
David P. Tomick(11) (12)	61,115	*
Named Executive Officers
Gary L. Carano(13)	516,094	*
Anthony L. Carano(14)	46,336	*
Thomas R. Reeg(15)	140,625	*
Stephanie Lepori	35,242	*
Bret Yunker	36,874	*
All current directors and executive officers as a group (14 persons)(16)	1,147,664	*

*	Indicates less than 1%.

(1)

Information regarding the number of shares beneficially owned is included herein in reliance on Schedule 13G/A as filed with the Securities and Exchange Commission on February 8, 2021. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(2)

Information regarding the number of shares beneficially owned is included herein in reliance on Schedule 13G/A as filed with the Securities and Exchange Commission on January 29, 2021. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(3)

Information regarding the number of shares beneficially owned is included herein in reliance on Schedule 13G/A as filed with the Securities and Exchange Commission on April 12, 2021. The address of The Vanguard Group, LLC is 100 Vanguard Blvd, Malvern, PA 19355.

(4)

Information regarding the number of shares beneficially owned is included herein in reliance on Schedule 13G as filed with the Securities and Exchange Commission on February 16, 2021. The address of Capital Research Global Investors is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(5)

Information regarding the number of shares beneficially owned is included herein in reliance on Schedule 13G as filed with the Securities and Exchange Commission on February 16, 2021. The address of Capital World Investors is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(6)	Includes 4,612 deferred RSUs that are acquirable within 60 days.

(7)	Consists of 46,082 deferred RSUs that are acquirable within 60 days.

(8)	Includes 6,500 shares held indirectly through a trust established for the benefit of children.

(9)

Mr. Mather has elected to defer his cash board fees into deferred stock units, pursuant to the Former Caesars’ legacy deferred compensation plan for outside directors. Includes 12,801 deferred stock units and 2,933 deferred RSUs that are acquirable within 60 days.

2021 PROXY STATEMENT        65

OTHER INFORMATION

(10)	Includes 44,403 deferred RSUs that are acquirable within 60 days.

(11)	Includes 41,470 deferred RSUs that are acquirable within 60 days. Also includes 30,000 deferred RSUs transferred to a trust for the benefit of Mr. Tomick’s children.

(12)	Includes 4,700 shares owned by Mr. Tomick’s wife.

(13)

Represents shares of common stock owned directly by Mr. Gary L. Carano and indirectly by Mr. Gary L. Carano through the Gary L. Carano S Corporation Trust and includes 257,200 shares of common stock that are subject to a pledge arrangement. In addition to the shares of our common stock reported in the table above, Gary L. Carano directly and indirectly through various trusts holds a 10.1% ownership interest in, and is a member of the board of directors of, REI, which was a greater than 5% shareholder during 2020. He does not hold voting power or dispositive power with respect to REI’s 8,604,325 shares of our common stock and he disclaims beneficial ownership of REI’s 8,604,325 shares of our common stock except to the extent of any pecuniary interest therein. Information regarding the number of shares beneficially owned is included herein in reliance on Schedule 13D as filed with the Securities and Exchange Commission on October 1, 2020.

(14)	Includes 31,677 shares of common stock that are subject to a pledge arrangement.

(15)

Includes 80,158 shares of common stock that are subject to a pledge arrangement. Mr. Reeg is a member of the board of directors of REI. Mr. Reeg does not have voting or dispositive power with respect to the shares of common stock held by REI and disclaims beneficial ownership of such shares of common stock.

(16)	Includes any vested stock options or deferred RSUs that are acquirable within 60 days.

WHERE TO FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. This information may be accessed electronically by means of the SEC’s Internet site at http://www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at http://www.sec.gov that contains the reports and other information we file electronically. Our website address is www.caesars.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this Proxy Statement.

66        CAESARS ENTERTAINMENT®

INFORMATION ABOUT VOTING AND THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING, AND WHAT AM I VOTING ON?

At the Annual Meeting you will be voting on the following proposals:

1.

To elect nine directors, each to serve until the 2022 annual meeting of the shareholders of the Company or until his or her respective successor is duly elected and qualified. This year’s Board of Directors nominees are:

•	Gary L. Carano

•	Bonnie S. Biumi

•	Jan Jones Blackhurst

•	Frank J. Fahrenkopf

•	Don R. Kornstein

•	Courtney R. Mather

•	Michael E. Pegram

•	Thomas R. Reeg

•	David P. Tomick

2.	To hold an advisory vote to approve the compensation of the Company’s named executive officers.

3.	To hold an advisory vote on the frequency of future advisory votes to approve compensation of the Company’s named executive officers.

4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

5.	To approve and adopt an amendment to the Amended and Restated Certificate of Incorporation to increase the authorized number of shares of the Company’s common stock.

6.	To approve and adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation to authorize the issuance of preferred stock.

WHAT ARE THE BOARD OF DIRECTORS’ VOTING RECOMMENDATIONS?

The Company’s Board of Directors recommends the following votes:

1.	FOR each of the director nominees.

2.	FOR the approval, on an advisory, non-binding basis, of the compensation of the Company’s named executive officers.

3.	FOR, on a non-binding, advisory basis, the option of “every year” as the frequency of future advisory votes to approve compensation of the Company’s named executive officers.

4.	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

5.	FOR the approval and adoption of an amendment to the Amended and Restated Certificate of Incorporation to increase the authorized number of shares of the Company’s common stock.

6.	FOR the approval and adoption of an amendment to the Company’s Amended and Restated Certificate of Incorporation to authorize the issuance of preferred stock.

2021 PROXY STATEMENT        67

INFORMATION ABOUT VOTING AND THE MEETING

HOW CAN I ATTEND THE ANNUAL MEETING?

Our Annual Meeting will be a “virtual meeting” of shareholders, which will be conducted exclusively online via audio webcast. You will be able to attend the virtual annual meeting of shareholders online by visiting http://www.virtualshareholdermeeting.com/CZR2021. You also will be able to vote your shares electronically at the virtual annual meeting.

You will be able to attend the virtual annual meeting of shareholders online by visiting http://www.virtualshareholdermeeting.com/CZR2021. Utilizing the latest technology allows us to provide expanded access, improved communication and cost savings for our shareholders and the Company. We believe that hosting a virtual meeting will enable greater shareholder attendance and participation from any location around the world, particularly given the extenuating circumstance of the ongoing COVID-19 pandemic. Importantly, the virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting.

CAN I ASK QUESTIONS DURING THE MEETING?

Yes. To submit your questions in advance of the Annual Meeting, please log on to www.proxyvote.com

WHO IS ENTITLED TO VOTE?

As of the close of business on April 16, 2021, which is the “Record Date,” 208,601,738 shares of common stock were outstanding (excluding shares of Caesars common stock being held in escrow trust to satisfy unsecured claims pursuant to the Third Amended Joint Plan of Reorganization, filed with the U.S. Bankruptcy Court for the Northern District of Illinois in Chicago on January 13, 2017, at Docket No. 6318, which are not entitled to vote (the “Escrow Trust Shares”)). All record holders of Company common stock (other than the holder of the Escrow Trust Shares) are entitled to vote. Each share of common stock outstanding as of the Record Date is entitled to one vote.

WHO MAY ATTEND THE ANNUAL MEETING?

Shareholders of record as of the close of business on the Record Date, or their duly appointed proxies may attend the annual meeting.

WHO IS SOLICITING MY VOTE?

Our Board is sending you and making available this proxy statement in connection with the solicitation of proxies for use at the annual meeting. The Company pays the cost of soliciting proxies. Proxies may be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by certain of our directors, officers and employees, without additional compensation. Forms of proxies and proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of shares of our common stock, in which case we will reimburse these parties for their reasonable out-of-pocket expenses. The Company has also made arrangements with D.F. King to assist it in soliciting proxies and has agreed to pay D.F. King approximately $15,000, plus reasonable expenses for these services.

HOW MANY SHARES MUST-BE PRESENT TO CONDUCT THE ANNUAL MEETING?

A majority of the shares of our common stock entitled to vote at the Annual Meeting, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Shares of our common stock represented in person or by proxy (including shares which abstain, broker non-votes and shares that are not voted with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

WHAT IS THE VOTE REQUIRED TO ELECT DIRECTORS?

Directors are elected by a plurality of the votes cast by shareholders present in person or by proxy at the annual meeting and entitled to vote on the election of directors. Shareholders may vote FOR all or some of the nominees or shareholders may vote WITHHOLD with respect to one or more of the nominees. The affirmative vote of the holders of a plurality of the

68        CAESARS ENTERTAINMENT®

INFORMATION ABOUT VOTING AND THE MEETING

shares represented at the meeting in person or by proxy and entitled to vote thereon is required to elect a director. A vote to WITHHOLD will have the effect of a negative vote. Abstentions and broker non-votes will not affect the outcome of the election of directors, because they are not considered votes cast.

WHAT IS THE VOTE REQUIRED TO APPROVE THE OTHER PROPOSALS?

The vote required to approve Proposals 2, 3, and 4 is as follows:

The affirmative vote of a majority of the votes cast by shareholders present in person or by proxy at the annual meeting and entitled to vote at the annual meeting is required to (i) approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers (Proposal 2), (ii) vote, on a non-binding, advisory basis, for the option of “every year” as the frequency of future advisory votes to approve compensation of the Company’s named executive officers (Proposal 3), and (iii) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021 (Proposal 4). Abstentions and broker non-votes are not considered votes cast although they are counted toward determining whether or not there is a quorum. Accordingly, abstentions and broker non-votes will have no effect on Proposals 2, 3 and 4. Proposal 4 is a routine matter and brokers are entitled to exercise their voting discretion without receiving instructions from the beneficial owner of the shares, and therefore no broker non-votes are expected with respect to Proposal 4.

The vote required to approve Proposals 5 and 6 is as follows:

An affirmative vote of the majority of the voting power of the outstanding shares of our common stock as of the record date is required to (i) approve and adopt an amendment to the Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock (Proposal 5), and (ii) approve and adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation to authorize the issuance preferred stock (Proposal 6). Abstentions and broker non-votes will have the same effect as a vote “against” Proposals 5 and 6. Proposal 5 is a routine matter and brokers are entitled to exercise their voting discretion without receiving instructions from the beneficial owner of the shares, and therefore no broker non-votes are expected with respect to Proposal 5.

Other matters may be voted on if they are properly brought before the Annual Meeting in accordance with our Bylaws. We know of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, then the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person signing the proxy would be entitled to vote. At the date of this proxy statement, we do not anticipate that any other matters will be raised at the Annual Meeting.

IS CUMULATIVE VOTING PERMITTED?

No.

WHAT IF I ABSTAIN FROM VOTING?

If you attend the meeting or send in your signed proxy card but abstain from voting, you will still be counted for purposes of determining whether a quorum exists. For the effect of abstentions on the outcome of the vote on any proposal, see the questions above “What is the vote required to elect directors?” and “What is the vote required to approve the other proposals?”.

WHAT IS A “BROKER NON-VOTE”?

Under the stock exchange rules, brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares on proposals that are deemed to be routine matters. If a proposal is a non-routine matter, a broker or nominee may not vote the shares on the proposal without receiving instructions from the beneficial owner of the shares. If a broker turns in a proxy card expressly stating that the broker is not voting on a non-routine matter, such action is referred to as a “broker non-vote.” Broker non-votes will be counted for purposes of determining the presence of a quorum. Proposals 4 and 5 are routine matters and brokers are entitled to exercise their voting discretion without receiving instructions from the beneficial owner of the shares. Proposals 1, 2, 3 and 6 are non-routine matters and brokers are not entitled to exercise their voting discretion without receiving instructions from the beneficial owner of the shares. For the

2021 PROXY STATEMENT        69

INFORMATION ABOUT VOTING AND THE MEETING

effect of broker non-votes on the outcome of the vote on any proposal, see the questions above “What is the vote required to elect directors?” and “What is the vote required to approve the other proposals?”.

WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD OR VOTE BY TELEPHONE OR OVER THE INTERNET?

If you are a registered shareholder and you do not sign and return your proxy card or vote by telephone or over the Internet, your shares will not be voted at the Annual Meeting. If your shares are held in street name and you do not issue instructions to your broker, your broker may vote your shares at its discretion on routine matters but may not vote your shares on non-routine matters. Under applicable stock market rules, Proposal 4 relating to the ratification of the appointment of the independent registered public accounting firm and Proposal 5 relating to the approval and adoption of an amendment to the Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock are deemed to be routine matters, and brokers and other nominees may exercise their voting discretion without receiving instructions from the beneficial owners of the shares. Each of Proposals 1, 2, 3, and 6 is a non-routine matter and, therefore, your broker will not be able to vote your shares without your instructions.

HOW DO I VOTE IF MY SHARES ARE REGISTERED DIRECTLY IN MY NAME?

We offer four methods for you to vote your shares: in advance by telephone, through the Internet or by mail, or in person at the annual meeting. Instructions for voting in advance are included in the Notice at the beginning of this proxy statement. We encourage you to vote through the Internet or by telephone, as they are the most cost-effective methods for the Company. We also recommend that you vote as soon as possible, even if you are planning to attend the virtual annual meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective alternatives to returning your proxy card by mail. There is no charge to vote your shares via the Internet, though you may incur costs associated with electronic access, such as usage charges from Internet access providers. If you choose to vote your shares through the Internet or by telephone, there is no need for you to mail your proxy card. You will need to enter the 16-digit control number received with your Proxy or Notice of Internet Availability of Proxy Materials to vote during the meeting.

HOW DO I VOTE MY SHARES IF THEY ARE HELD IN THE NAME OF MY BROKER (STREET NAME)?

If your shares are held in street name, you will receive a form from your broker or other nominee seeking instruction as to how to vote your shares. You should contact your broker or other nominee with questions about how to provide or revoke your instructions.

WHO WILL COUNT THE VOTE?

Broadridge Financial Solutions, Inc. has been engaged as our independent inspector of election to tabulate shareholder votes for the 2021 annual meeting.

CAN I CHANGE MY VOTE AFTER I RETURN OR SUBMIT MY PROXY?

Yes. Even after you have submitted your proxy, you can revoke your proxy or change your vote at any time before the proxy is exercised: by submitting a new proxy with a later date; by providing written notice to the Corporate Secretary or acting secretary of the annual meeting; or by voting in person at the annual meeting.

MAY I VOTE AT THE ANNUAL MEETING?

If you are a registered holder and are permitted to attend the meeting (see “Who may attend the annual meeting?” above), you may complete a voting ballot at the meeting. If you already properly submitted your vote in advance and would like to change your vote at the meeting, then please give written notice that you would like to revoke your original proxy to the Corporate Secretary or acting secretary of the annual meeting.

If a broker, bank or other nominee holds your shares and you wish to vote in person at the annual meeting, you must first obtain a proxy issued in your name from the broker, bank or other nominee, otherwise you will not be permitted to vote in person at the annual meeting.

70        CAESARS ENTERTAINMENT®

INFORMATION ABOUT VOTING AND THE MEETING

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We intend to announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC within four business days following the annual meeting. All reports we file with the SEC are available when filed. Please see the section “Other Information—Where to Find Additional Information.”

WHERE CAN I FIND A LIST OF THE COMPANY’S SHAREHOLDERS?

A list of the Company’s shareholders is available at the Company’s corporate headquarters, located at 100 West Liberty Street, 12th Floor, Reno, NV, during ordinary business hours, for 10 days prior to the annual meeting.

WHEN ARE SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINATIONS DUE FOR THE 2022 ANNUAL MEETING?

Under Rule 14a-8 of the Exchange Act, the Corporate Secretary must receive a shareholder proposal no later than December 29, 2021 in order for the proposal to be considered for inclusion in our proxy materials for the 2022 annual meeting. To otherwise bring a proposal or nomination before the 2022 annual meeting, you must comply with our Bylaws. Currently, our by-laws require written notice to the Corporate Secretary between February 12, 2022 and March 14, 2022. The purpose of this requirement is to assure adequate notice of, and information regarding, any such matter as to which shareholder action may be sought. If we receive your notice before February 12, 2022 or after March 14, 2022, then your proposal or nomination will be untimely. In addition, your proposal or nomination must comply with the procedural provisions of our by-laws. If you do not comply with these procedural provisions, your proposal or nomination can be excluded. Should the Board nevertheless choose to present your proposal, the named proxies will be able to vote on the proposal using their discretion.

HOW MANY COPIES SHOULD I RECEIVE IF I SHARE AN ADDRESS WITH ANOTHER SHAREHOLDER?

We have adopted a procedure approved by the SEC called “householding”. Under this procedure, we are permitted to deliver a single copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these shareholders notifies us that they want to receive separate copies. Householding allows us to reduce our printing and postage costs and reduces the volume of duplicative information you receive. Shareholders of record sharing an address who are receiving multiple copies of our Notice of Internet Availability of Proxy Materials and wish to receive a single copy of such material in the future should submit their request by contacting Broadridge Financial Solutions by telephone at 1-866-540-7095 or sending a written request via mail to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you are the beneficial owner, but not the record holder, of our shares and wish to receive only one copy of the Notice of Internet Availability of Proxy Materials in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of such document be mailed to all shareholders at the shared address in the future.

2021 PROXY STATEMENT        71

CAESARS ENTERTAINMENT®

FSC www.fsc.org MIX Paper from responsible sources FSC® C132107

CAESARS ENTERTAINMENT, INC.

100 WEST LIBERTY ST., 12TH FLOOR

RENO, NV 89501

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or Meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records.

During The Meeting - Go to www.virtualshareholdermeeting.com/CZR2021

The Meeting will be exclusively online via audio webcast. You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or Meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D50530-P53506                                 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CAESARS ENTERTAINMENT, INC.			For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following:

1.	COMPANY PROPOSAL: Election of Directors		☐	☐	☐

Nominees:

	01) Gary L. Carano	06) Courtney R. Mather
	02) Bonnie S. Biumi	07) Michael E. Pegram
	03) Jan Jones Blackhurst	08) Thomas R. Reeg
	04) Frank J. Fahrenkopf	09) David P. Tomick
05) Don R. Kornstein

The Board of Directors recommends you vote FOR proposals 2, 4, 5 and 6 and for “every year” for proposal 3.			For	Against	Abstain

2.	COMPANY PROPOSAL: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.		☐	☐	☐

		Every year	Every 2 years	Every 3 years	Abstain

3.	COMPANY PROPOSAL: ADVISORY VOTE TO APPROVE THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION.	☐	☐	☐	☐

			For	Against	Abstain

4.	COMPANY PROPOSAL: RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.		☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		For	Against	Abstain

5.	COMPANY PROPOSAL: TO APPROVE AND ADOPT AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK TO 500,000,000.	☐	☐	☐

		For	Against	Abstain

6.	COMPANY PROPOSAL: TO APPROVE AND ADOPT AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF 150,000,000 SHARES OF PREFERRED STOCK.	☐	☐	☐

NOTE: SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Please sign this WHITE proxy card exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

D50531-P53506

CAESARS ENTERTAINMENT, INC.

Annual Meeting of Shareholders

June 15, 2021, 9:00 AM Pacific Time

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Thomas R. Reeg, Anthony L. Carano and Edmund L. Quatmann, Jr., or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CAESARS ENTERTAINMENT, INC. that the shareholders(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, Pacific Time on June 15, 2021 at www.virtualshareholdermeeting.com/CZR2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

FOR ALL of Caesars Entertainment, Inc.’s director nominees in Proposal 1; FOR Proposals 2, 4, 5 and 6; and EVERY YEAR for Proposal 3.

Continued and to be signed on reverse side